SHARE EXCHANGE AGREEMENT
by and among
DISH NETWORK CORPORATION,
DISH NETWORK L.L.C.,
DISH OPERATING L.L.C.,
ECHOSTAR CORPORATION,
ECHOSTAR BROADCASTING HOLDING PARENT L.L.C.,
ECHOSTAR BROADCASTING HOLDING CORPORATION,
ECHOSTAR TECHNOLOGIES HOLDING CORPORATION
and
ECHOSTAR TECHNOLOGIES L.L.C.

Dated as of January 31, 2017

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ARTICLE IX DEFINITIONS		50
Section 9.1	Certain Definitions	50
Section 9.2	Terms Defined Elsewhere in This Agreement	63
Section 9.3	Other Definitional and Interpretive Matters	65

Schedules
Schedule 1.2 – Pre-Closing Restructuring
Schedule 1.4(a) – EB Transferred Assets
Schedule 1.4(b) – EB Retained Assets
Schedule 1.4(c) – ET Transferred Assets
Schedule 1.4(d) – ET Retained Assets
Schedule 1.4(e) – Assets Subject to Conveyance
Schedule 1.5(a)	***
Schedule 1.5(b)	***
Schedule 1.5(c)	***
Schedule 1.5(d)	***
Schedule 3.1(b) – Authorization and Execution of Transaction Documents
Schedule 3.1(e) – Consents
Schedule 3.1(f) – Capital Structure
Schedule 3.1(g) – Reports; Financial Statements
Schedule 3.1(h) – Absence of Certain Changes
Schedule 3.1(i) – Compliance with Laws
Schedule 3.1(j) – Litigation and Other Proceedings
Schedule 3.1(k) – Intellectual Property
Schedule 3.1(l) – Material Contracts

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Schedule 3.1(n) – Environmental Matters
Schedule 3.1(p) – Assets
Schedule 3.1(q) – Real Properties
Schedule 3.1(r) – Related Party Transactions
Schedule 4.2 – Conduct of Business
Schedule 4.3(d) – Required Government Consents
Schedule 4.5 – EchoStar Credit Support Obligations
Schedule 4.9(a) – Intercompany Agreements
Schedule 5.2(e) – Financial Information
Schedule 9.1 – Leased Sites
Schedule 9.1 – Owned Sites

Exhibits
Exhibit A – Intellectual Property and Technology License Agreement
Exhibit B – Employee Matters Agreement
Exhibit C – Tax Matters Agreement

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*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

SHARE EXCHANGE AGREEMENT
This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of January 31, 2017, is made by and among DISH Network Corporation, a Nevada corporation (“DISH”), DISH Network L.L.C., a Colorado limited liability company and an indirect wholly owned subsidiary of DISH (“DNLLC”), DISH Operating L.L.C., a Colorado limited liability company and a direct wholly owned Subsidiary of DNLLC (“DOLLC”), EchoStar Corporation, a Nevada corporation (“EchoStar”), EchoStar Broadcasting Holding Parent L.L.C. (“EB Holdco”), a Colorado limited liability company and a direct wholly owned Subsidiary of Hughes Satellite Systems Corporation, a Colorado corporation and a direct Subsidiary of EchoStar (“HSSC”), EchoStar Broadcasting Holding Corporation, a Colorado corporation and a direct wholly owned Subsidiary of EB Holdco (“EB Splitco”), EchoStar Technologies Holding Corporation, a Colorado corporation and a direct wholly owned Subsidiary of EchoStar (“ET Splitco”), and EchoStar Technologies L.L.C., a Texas limited liability company and a direct wholly owned Subsidiary of EchoStar (“ETLLC”) (all such parties, collectively, the “Parties” and each, a “Party”).
W I T N E S S E T H:
WHEREAS, EchoStar directly owns 1,000 shares of common stock, par value $0.001 per share, of ET Splitco (such stock, “ET Splitco Common Stock,” and all such shares, the “ET Splitco Shares”), which represent all of the issued and outstanding shares of ET Splitco Common Stock;
WHEREAS, HSSC directly owns all of the issued and outstanding membership interests in EB Holdco, a newly formed limited liability company, and EB Holdco directly owns 1,000 shares of common stock, par value $0.001 per share, of EB Splitco (such stock, “EB Splitco Common Stock,” and all such shares, the “EB Splitco Shares”), which shares represent all of the issued and outstanding shares of EB Splitco, a newly formed corporation;
WHEREAS, DOLLC directly owns 81.128 shares of Hughes Retail Preferred Tracking Stock, par value $0.001 per share, of HSSC (such stock, the “HSSC Tracking Stock,” and all such shares, the “HSSC Tracking Shares”), which represent all of the issued and outstanding shares of HSSC Tracking Stock;
WHEREAS, DNLLC directly owns 6,290,499 shares of Hughes Retail Preferred Tracking Stock, par value $0.001 per share, of EchoStar (such stock, “EchoStar Tracking Stock,” and all such shares, the “EchoStar Tracking Shares”), which represent all of the issued and outstanding shares of EchoStar Tracking Stock;
WHEREAS, the Parties desire to enter into a series of transactions pursuant to which, among other things, DNLLC will, upon the terms and subject to the conditions set forth in this Agreement, directly or indirectly acquire all of the shares of ET Splitco Common Stock and all of the shares of EB Splitco Common Stock;
WHEREAS, prior to the Closing, the Parties intend for the EchoStar Parties to undertake certain restructuring transactions pursuant to which, among other things, (i) the EB

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Business shall be transferred to EB Splitco, (ii) the ET Business shall be transferred to ETLLC and (iii) ETLLC shall be transferred to ET Splitco;
WHEREAS, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, EchoStar shall transfer all of the ET Splitco Shares to DNLLC in exchange for all of the EchoStar Tracking Shares;
WHEREAS, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, EB Holdco shall transfer all of the EB Splitco Shares to DOLLC in exchange for all of the HSSC Tracking Shares;
WHEREAS, the Parties desire to enter into certain other transactions pursuant to this Agreement and the other Transaction Documents; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with such transactions.
NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and in the other Transaction Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article I

ECHOSTAR PRE-CLOSING RESTRUCTURING; TRANSFERRED ASSETS AND RETAINED ASSETS
Section 1.1    The EchoStar Pre-Closing Restructuring. Prior to the Closing, the EchoStar Parties shall implement the Pre-Closing Restructuring consistent with the terms set forth in this Agreement. The Parties hereto acknowledge that the Pre-Closing Restructuring is intended to result in (i) EB Splitco, directly or indirectly, operating the EB Business, owning the EB Transferred Assets and assuming the EB Assumed Liabilities as set forth in this Article I, (ii) ET Splitco, directly or indirectly, operating the ET Business, owning the ET Transferred Assets and assuming the ET Assumed Liabilities, (iii) EB Splitco not, directly or indirectly, owning the EB Retained Assets and not, directly or indirectly, assuming the EB Excluded Liabilities and (iv) ET Splitco not, directly or indirectly, owning the ET Retained Assets and not, directly or indirectly, assuming the ET Excluded Liabilities, in each case, as set forth in this Article I. As promptly as practicable after the Pre‑Closing Restructuring is complete and subject to the conditions set forth in Article V, the Parties hereto shall take, or cause to be taken, all actions that are necessary or appropriate to effectuate the Closing.
Section 1.2    Implementation. The Pre-Closing Restructuring shall be completed in accordance with the agreed general principles, objectives and other provisions set forth in this Article I and shall be implemented in the following manner:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(a)    through the completion of the transactions generally described on Schedule 1.2; and
(b)    through the allocation of the Assets and Liabilities as set forth in this Article I.
Section 1.3    Transactions to be Effected Prior to the Closing. In furtherance of consummating the Closing Transactions, the EchoStar Parties agree to take the following actions prior to the Closing in accordance with the steps generally set forth on Schedule 1.2 (together, the “Pre-Closing Restructuring”):
(a)    Except as expressly contemplated by Section 1.4(e), EchoStar shall, and shall cause its applicable Subsidiaries to, cause the EB Transferred Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to EB Splitco or, when contemplated by Schedule 1.2, one of its Subsidiaries and EB Splitco or, when contemplated by Schedule 1.2, one of its Subsidiaries shall accept from EchoStar and its Subsidiaries, all of EchoStar’s and its Subsidiaries’ rights, title and interest in and to all the EB Transferred Assets, which will result in EB Splitco owning, directly or indirectly, the EB Business;
(b)    EB Splitco shall accept, assume and agree to faithfully perform, discharge and fulfill all of the EB Assumed Liabilities in accordance with their respective terms. EB Splitco shall be responsible for all of the EB Assumed Liabilities and its obligations under this Section 1.3(b) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder or otherwise;
(c)    Except as expressly contemplated by Section 1.4(e), EchoStar shall, and shall cause its applicable Subsidiaries to, cause the ET Transferred Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to ET Splitco or, when contemplated by Schedule 1.2, one of its Subsidiaries and ET Splitco or, when contemplated by Schedule 1.2, one of its Subsidiaries shall accept from EchoStar and its Subsidiaries, all of EchoStar’s and its Subsidiaries’ rights, title and interest in and to all the ET Transferred Assets, which will result in ET Splitco owning, directly or indirectly, the ET Business; and
(d)    ET Splitco shall accept, assume and agree to faithfully perform, discharge and fulfill all of the ET Assumed Liabilities in accordance with their respective terms. ET Splitco shall be responsible for all of the ET Assumed Liabilities and its obligations under this Section 1.3(d) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder or otherwise.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 1.4    Transferred Assets.
(a)    For purposes of this Agreement, “EB Transferred Assets” shall mean, without duplication, those Assets used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the EB Business as currently owned, operated and conducted or relating primarily to the EB Business as currently owned, operated or conducted, and shall include the following even if the following would otherwise be considered an EB Retained Asset:
(i)    the outstanding capital stock, units or other equity interests of the entities listed on Schedule 1.4(a)(i) and the Assets owned by such entities as of the Closing Date;
(ii)    all Assets properly reflected on the EB Group Financial Statements, excluding Assets disposed of by EchoStar or any other Subsidiary or entity controlled by EchoStar subsequent to the date of the EB Group Financial Statements;
(iii)    all Assets that have been written off, expensed or fully depreciated by EchoStar or any Subsidiary or entity controlled by EchoStar that, had they not been written off, expensed or fully depreciated, would have been reflected on the EB Group Financial Statements in accordance with GAAP;
(iv)    all Assets acquired by EchoStar or any Subsidiary or entity controlled by EchoStar after the date of the EB Group Financial Statements and that would be reflected on the balance sheet of EB Splitco as of the Closing Date, if such balance sheet were prepared in accordance with GAAP;
(v)    ***
(vi)    the Assets set forth on Schedule 1.4(a)(vi); and
(vii)    those Assets not used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the EB Business or not relating primarily to the EB Business as currently owned, operated or conducted that are as listed on Schedule 1.4(a)(vii) as Assets to be transferred to, or retained by, EB Splitco;
provided, that any and all other Assets owned or held immediately prior to the Closing Date by EchoStar or any other member of the EchoStar Group that do not constitute EB Transferred Assets based on the foregoing shall constitute “EB Transferred Assets” to the extent that DISH and EchoStar agree in good faith that the Assets would have been deemed “EB Transferred Assets” if the Parties hereto had given specific consideration to such Asset as of the date hereof. No Asset shall be deemed to be an EB Transferred Asset solely as a result of the proviso in this Section 1.4(a) if (i) such Asset is within the category or type of Asset expressly covered by the subject matter of a Transaction Document or (ii) a claim with respect thereto is not made by the DISH Parties on or prior to the second anniversary of the Closing Date.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Notwithstanding anything to the contrary contained in this Section 1.4 or elsewhere in this Agreement, the EB Transferred Assets shall not in any event include the EB Retained Assets referred to in Section 1.4(b) below.
(b)    The DISH Parties expressly understand and agree that all Assets of EchoStar or any other member of the EchoStar Group that are not EB Transferred Assets shall, unless any such Asset constitutes an ET Transferred Asset, remain the exclusive property of EchoStar or the relevant member of the EchoStar Group (subject to the Intellectual Property and Technology License Agreement) on and after the Closing (the “EB Retained Assets”), and shall include the following even if the following would otherwise be considered an EB Transferred Asset:
(i)    any Asset expressly identified on Schedule 1.4(b)(i);
(ii)    all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements, except as otherwise set forth on Schedule 1.4(a)(vi);
(iii)    all books, records, files and papers, whether in hard copy or electronic format, to the extent prepared in connection with this Agreement, any Transaction Document or the transactions contemplated hereby and thereby, and all minute books and corporate records of the EchoStar Group other than minutes and corporate records of the EB Group;
(iv)    all rights of any member of the EchoStar Group arising under this Agreement or any Transaction Document;
(v)    all Assets sold or otherwise disposed of during the period from the date hereof until the Closing Date in accordance with Section 4.2;
(vi)    the personnel records (including all human resources and other records) of the EchoStar Group relating to employees of the EchoStar Group (other than the personnel records relating to the Transferred Employees);
(vii)    ***
(viii)    any and all other Assets that are expressly contemplated by this Agreement or any Transaction Document (or the Schedules hereto or thereto) as Assets to be retained by EchoStar or any other member of the EchoStar Group; and
(ix)    except for any Assets identified in Schedule 1.4(e) as EB Transferred Assets, all Assets owned by HSSC or any of its Subsidiaries (other than the EB Group).
(c)    For purposes of this Agreement, “ET Transferred Assets” shall mean, without duplication, those Assets used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the ET Business as currently owned, operated and conducted or relating primarily to the ET Business as currently owned, operated or conducted, and shall include the following even if the following would otherwise be considered an ET Retained Asset:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(i)    the outstanding capital stock, units or other equity interests of the entities listed on Schedule 1.4(c)(i) and the Assets owned by such entities as of the Closing Date;
(ii)    all Assets properly reflected on the ET Group Financial Statements, excluding Assets disposed of by EchoStar or any other Subsidiary or entity controlled by EchoStar subsequent to the date of the ET Group Financial Statements;
(iii)    all Assets that have been written off, expensed or fully depreciated by EchoStar or any Subsidiary or entity controlled by EchoStar that, had they not been written off, expensed or fully depreciated, would have been reflected on the ET Group Financial Statements in accordance with GAAP;
(iv)    all Assets acquired by EchoStar or any Subsidiary or entity controlled by EchoStar after the date of the ET Group Financial Statements and that would be reflected on the balance sheet of ETLLC as of the Closing Date, if such balance sheet were prepared in accordance with GAAP;
(v)    ***
(vi)    the Assets set forth on Schedule 1.4(c)(vi); and
(vii)    those Assets not used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the ET Business or not relating primarily to the ET Business as currently owned, operated or conducted that are listed on Schedule 1.4(c)(vii) as Assets to be transferred to, or retained by, ETLLC;
provided, that any and all other Assets owned or held immediately prior to the Closing Date by EchoStar or any other member of the EchoStar Group that do not constitute ET Transferred Assets based on the foregoing shall constitute “ET Transferred Assets” to the extent that DISH and EchoStar agree in good faith that the Assets would have been deemed “ET Transferred Assets” if the Parties hereto had given specific consideration to such Asset as of the date hereof. No Asset shall be deemed to be an ET Transferred Asset solely as a result of the proviso in this Section 1.4(c) if (i) such Asset is within the category or type of Asset expressly covered by the subject matter of a Transaction Document or (ii) a claim with respect thereto is not made by the DISH Parties on or prior to the second anniversary of the Closing Date.
Notwithstanding anything to the contrary contained in this Section 1.4 or elsewhere in this Agreement, the ET Transferred Assets shall not in any event include the ET Retained Assets referred to in Section 1.4(d) below.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)    The DISH Parties expressly understand and agree that all Assets of EchoStar or any other member of the EchoStar Group that are not ET Transferred Assets shall, unless any such Asset constitutes an EB Transferred Asset, remain the exclusive property of EchoStar or the relevant member of the EchoStar Group (subject to the Intellectual Property and Technology License Agreement) on and after the Closing (the “ET Retained Assets”), and shall include the following even if the following would otherwise be considered an ET Transferred Asset:
(i)    any Asset expressly identified on Schedule 1.4(d)(i);
(ii)    all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements except as otherwise set forth on Schedule 1.4(c)(vi);
(iii)    all books, records, files and papers, whether in hard copy or electronic format, prepared in connection with this Agreement, any Transaction Document or the transactions contemplated hereby and thereby, and all minute books and corporate records of the EchoStar Group other than minutes and corporate records of the ET Group;
(iv)    all rights of any member of the EchoStar Group arising under this Agreement or any Transaction Document;
(v)    all Assets sold or otherwise disposed of during the period from the date hereof until the Closing Date in accordance with Section 4.2;
(vi)    the personnel records (including all human resources and other records) of the EchoStar Group relating to employees of the EchoStar Group (other than the personnel records relating to the Transferred Employees);
(vii)    ***
(viii)    any and all other Assets that are expressly contemplated by this Agreement or any Transaction Document (or the Schedules hereto or thereto) as Assets to be retained by EchoStar or any other member of the EchoStar Group; and
(ix)    except for any Assets identified in Schedule 1.4(e) as ET Transferred Assets, all Assets owned by HSSC or any of its Subsidiaries (other than the EB Group).
(e)    Notwithstanding the foregoing, each EchoStar Party shall execute instruments of conveyance transferring each EB Transferred Asset and each ET Transferred Asset set forth on Schedule 1.4(e), effective as of the Closing (the “Asset Conveyance Instruments”), to one or more Affiliates of DISH as designated by DISH.  Each EB Transferred Asset and each ET Transferred Asset set forth on Schedule 1.4(e) is in the name of such Affiliate of EchoStar for reasons germane to the EB Business or ET Business, as applicable, but is held by such Affiliate of EchoStar, and following the Closing will be held by such Affiliate of DISH, for the use and benefit, insofar as commercially reasonable, legally permitted and possible, of EB Splitco or ET Splitco, as applicable. ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 1.5    Liabilities.
(a)    For the purposes of this Agreement, “EB Assumed Liabilities” shall mean (without duplication) any and all Liabilities to the extent primarily arising from or resulting from the operation of the EB Business as currently conducted or the ownership of the EB Transferred Assets, including the following:
(i)    the EB EMA Assumed Liabilities;
(ii)    any and all Environmental Liabilities to the extent primarily arising from or resulting from the operation of the EB Business, or the ownership of the EB Transferred Assets;
(iii)    any and all indemnification obligations under, or claims for breaches of, Contracts that constitute EB Transferred Assets;
(iv)    ***
(v)    any and all Liabilities primarily arising from or resulting from the EB Transferred Assets or the EB Business arising out of or in connection with acts or omissions occurring prior to, on or after the Closing Date; and
(vi)    any other Liability which is expressly identified on Schedule 1.5(a)(vi).
Notwithstanding anything to the contrary contained in this Section 1.5 or elsewhere in this Agreement, the EB Assumed Liabilities shall not in any event include the EB Excluded Liabilities referred to in Section 1.5(b) below.
(b)    For the purposes of this Agreement, “EB Excluded Liabilities” shall mean:
(i)    any and all Indebtedness of the EchoStar Group, the EB Group or the ET Group as of the Closing Date;
(ii)    the EB EMA Excluded Liabilities;
(iii)    any and all Liabilities of members of the EchoStar Group arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(iv)    ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(v)    any and all Liabilities to the extent primarily arising from or resulting from the matters set forth on Schedule 1.5(b)(v) (subject to any limitations set forth therein); and
(vi)    any and all Liabilities to the extent relating to, arising out of or resulting from any EB Retained Assets.
(c)    For the purposes of this Agreement, “ET Assumed Liabilities” shall mean (without duplication) any and all Liabilities to the extent primarily arising from or resulting from the operation of the ET Business as currently conducted or the ownership of the ET Transferred Assets, including the following:
(i)    the ET EMA Assumed Liabilities;
(ii)    any and all Environmental Liabilities to the extent primarily arising from or resulting from the operation of the ET Business, or the ownership of the ET Transferred Assets;
(iii)    any and all indemnification obligations under, or claims for breaches of, Contracts that constitute EB Transferred Assets;
(iv)    ***
(v)    any and all Liabilities for any third party claim relating to, or arising out of, the use, application, malfunction, defect, design, operation, performance or suitability of any product of the ET Business manufactured, sold or distributed prior to, on or after the Closing Date;
(vi)    any and all Liabilities primarily arising from or resulting from the ET Transferred Assets or the ET Business arising out of or in connection with acts or omissions occurring prior to, on or after the Closing Date; and
(vii)    any other Liability which is expressly identified on Schedule 1.5(c)(vii).
Notwithstanding anything to the contrary contained in this Section 1.5 or elsewhere in this Agreement, the ET Assumed Liabilities shall not in any event include the ET Excluded Liabilities referred to in Section 1.5(d) below.
(d)    For the purposes of this Agreement, “ET Excluded Liabilities” shall mean:
(i)    any and all Indebtedness of the EchoStar Group, the EB Group or the ET Group as of the Closing Date;
(ii)    the ET EMA Excluded Liabilities;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iii)    any and all Liabilities of members of the EchoStar Group arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(iv)    ***
(v)    any and all Liabilities to the extent primarily arising from or resulting from the matters set forth on Schedule 1.5(d)(v) (subject to any limitations set forth therein); and
(vi)    any and all Liabilities to the extent relating to, arising out of or resulting from any ET Retained Assets.
Section 1.6    Assumed and Excluded Liabilities. From and after the Closing, DISH shall, or shall cause its Subsidiaries, as applicable, to be responsible for the EB Assumed Liabilities and the ET Assumed Liabilities regardless of when or where such Liabilities (or the acts or omissions relating thereto) arose or arise, regardless of when or where such Liabilities are asserted or determined and regardless of whether arising or related to or asserted or determined prior to, on or after the Closing Date. EchoStar shall, or shall cause its Subsidiaries, as applicable, to be responsible for the EB Excluded Liabilities and the ET Excluded Liabilities regardless of when or where such Liabilities (or the acts or omissions relating thereto) arose or arise, regardless of when or where such Liabilities are asserted or determined and regardless of whether arising or related to or asserted or determined prior to, on or after the Closing Date.
Section 1.7    ***
Section 1.8    ***
ARTICLE II

THE CLOSING TRANSACTIONS; CLOSING
Section 2.1    Closing Date. The closing of the Closing Transactions (the “Closing”) shall take place at the offices of DISH Network Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112 (or at such other place as the parties may designate in writing), at 11:59 p.m. Colorado time on the date that is three (3) Business Days after the satisfaction or waiver of all of the conditions set forth in Article V (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), but no earlier than February 28, 2017, unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date.”

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 2.2    The Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations, warranties and covenants made or given in this Agreement and the other Transaction Documents, the Parties hereby agree that, on the Closing Date, the following transactions (the “Closing Transactions”) shall occur:
(a)    EB Holdco shall assign, transfer, convey and deliver to DOLLC all of the EB Splitco Shares, free and clear of all Liens, and, in exchange for such assignment, transfer, conveyance and delivery, DOLLC shall assign, transfer, convey and deliver to EB Holdco all of the HSSC Tracking Shares, free and clear of all Liens; and
(b)    EchoStar shall assign, transfer, convey and deliver to DNLLC all of the ET Splitco Shares, free and clear of all Liens, and, in exchange for such assignment, transfer, conveyance and delivery, DNLLC shall assign, transfer, convey and deliver to EchoStar all of the EchoStar Tracking Shares, free and clear of all Liens.
Section 2.3    Closing Deliverables. At the Closing, the following deliveries shall be made in the following manner:
(a)    EB Holdco shall deliver to DOLLC certificates representing the EB Splitco Shares, duly endorsed in blank for transfer (or accompanied by a stock power duly endorsed in blank for transfer), with any required transfer stamps affixed thereto;
(b)    DOLLC shall deliver to EB Holdco certificates representing the HSSC Tracking Shares, duly endorsed in blank for transfer (or accompanied by a stock power duly endorsed in blank for transfer), with any required transfer stamps affixed thereto;
(c)    EchoStar shall deliver to DNLLC certificates representing the ET Splitco Shares, duly endorsed in blank for transfer (or accompanied by a stock power duly endorsed in blank for transfer), with any required transfer stamps affixed thereto;
(d)    DNLLC shall deliver to EchoStar certificates representing the EchoStar Tracking Shares, duly endorsed in blank for transfer (or accompanied by a stock power duly endorsed in blank for transfer), with any required transfer stamps affixed thereto;
(e)    each Party shall cause to be delivered, to each of the other Parties thereto, each Transaction Document (other than this Agreement) to which such Party is a party thereto, duly executed on behalf of such Party;
(f)    EchoStar and its Subsidiaries shall deliver, or cause to be delivered, resignation letters from (x) all members of the board of directors (or board of managers or similar governing body) of ET Splitco, EB Splitco and each other member of the EB Group and the ET Group and (y) the officers of ET Splitco, EB Splitco and each other member of the EB Group and the ET Group as of the Closing (other than any such members or officers identified by DNLLC in writing to EchoStar);

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(g)    EchoStar shall deliver, or cause to be delivered, the Asset Conveyance Instruments to the designee(s) of the DISH Parties;
(h)    the DISH Parties shall receive a tax opinion from Sullivan & Cromwell LLP, counsel to the DISH Parties, dated the Closing Date, in the form described in the Tax Matters Agreement;
(i)    the EchoStar Parties shall receive a tax opinion from White & Case LLP, counsel to the EchoStar Parties, dated the Closing Date, in the form described in the Tax Matters Agreement;
(j)    the EchoStar Parties shall receive a legal opinion from Sullivan & Cromwell LLP, counsel to the DISH Parties, dated the Closing Date, in a form mutually acceptable to the Parties; and
(k)    the DISH Parties shall receive a legal opinion from White & Case LLP, counsel to the EchoStar Parties, dated the Closing Date, in a form mutually acceptable to the Parties.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the EchoStar Parties. Except as set forth in the EchoStar Reports filed with the SEC *** and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward‑looking statements or cautionary, predictive or forward‑looking in nature) or in the corresponding sections of the disclosure letter delivered to the DISH Parties by EchoStar prior to entering into this Agreement (the “EchoStar Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the EchoStar Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the EchoStar Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such EchoStar Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), EchoStar represents and warrants to the DISH Parties, as of the date of this Agreement and as of the Closing Date, that:
(a)    Organization and Good Standing. Each EchoStar Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder. Each entity set forth on Schedule 1.4(a)(i) and Schedule 1.4(c)(i), and each member of the EB Group and the ET Group (collectively, the “Significant EchoStar Subsidiaries”), is duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. Each of the EchoStar Parties and the Significant EchoStar Subsidiaries (A) has the requisite power and authority to own, lease and operate its properties and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

to carry on its business as now being conducted and (B) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Authorization and Execution of Transaction Documents. Each EchoStar Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the Closing Transactions and, as of the Closing, each EchoStar Party shall have taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the other Transaction Documents to which it is, or shall be, a party and to consummate the Pre‑Closing Restructuring. No other corporate proceedings on the part of any EchoStar Party is necessary to approve this Agreement or to consummate the Closing Transactions and, as of the Closing, no other corporate proceedings on the part of any EchoStar Party will be necessary to approve any other Transaction Document to which it is a party or to consummate the Pre‑Closing Restructuring. As of the date of this Agreement, the board of directors of EchoStar has approved this Agreement, the other Transaction Documents to which it is a party, the Pre‑Closing Restructuring and the Closing Transactions. As of the date of this Agreement, the board of directors of ET Splitco has approved this Agreement, the other Transaction Documents to which it is a party, the Pre-Closing Restructuring and the Closing Transactions. As of the date of this Agreement, EchoStar, in its capacity as the sole manager of EB Holdco, has approved this Agreement, the other Transaction Documents to which EB Holdco is a party and the Closing Transactions. As of the date of this Agreement, the board of directors of EB Splitco has approved this Agreement, the other Transaction Documents to which it is a party, the Pre‑Closing Restructuring and the Closing Transactions. No vote or consent of the holders of any class or series of capital stock of any EchoStar Party or any of the Significant EchoStar Subsidiaries is necessary to approve this Agreement, the other Transaction Documents, the Pre-Closing Restructuring or the Closing Transactions. This Agreement has been duly executed and delivered by each EchoStar Party, and each other Transaction Document to which each EchoStar Party is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such EchoStar Party.
(c)    Enforceability of Transaction Documents. Assuming that this Agreement and each of the Transaction Documents to which any EchoStar Party is a party is the valid and binding obligation of each DISH Party or other counterpart thereto, this Agreement constitutes, and the other Transaction Documents shall at Closing constitute, the valid, legal and binding obligation of each EchoStar Party that is party to each such agreement, enforceable against each such EchoStar Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)    Non-Contravention. The execution and delivery by any EchoStar Party of each of the Transaction Documents to which it is a party and the consummation of the Closing Transactions by it pursuant thereto will not: (x) conflict with any requirement of its Corporate Documents; (y) assuming compliance with the matters referred to in Section 3.1(e) (Consents) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (z) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such EchoStar Party or any of its Subsidiaries pursuant to any Contract binding upon such EchoStar Party or any of its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such EchoStar Party or any of its Subsidiaries, except, in the case of clauses (y) and (z), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e)    Consents. No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required by or of any EchoStar Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which any EchoStar Party is a party or the consummation of the Closing Transactions, except (i) any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (ii) any such consent, license, approval, authorization, filing, notice or act as set forth on Schedule 3.1(e), (iii) the Required Governmental Applications and the Required Governmental Notices, and (iv) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(f)    Capital Structure.
(i)    The authorized capital stock of EB Splitco consists of 1,000 shares of EB Splitco Common Stock, of which 1,000 shares are issued and outstanding. All 1,000 shares of EB Splitco Common Stock are, and prior to the Closing will be, owned by EB Holdco, and there are no other equity interests authorized, issued or outstanding in EB Splitco. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate EB Splitco to issue or sell any shares of capital stock or other securities of EB Splitco or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of EB Splitco, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the EB Splitco Shares have been duly authorized and are validly issued, fully paid and nonassessable. EB Splitco does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of EB Splitco on any matter. Immediately following the Closing, DOLLC will have good and valid title to the EB Splitco Shares, free and clear of any Liens (other than Liens arising

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

under applicable securities laws and Liens resulting from any action of DISH, DOLLC or any of their Affiliates).
(ii)    The authorized capital stock of ET Splitco consists of 1,000 shares of ET Splitco Common Stock, of which 1,000 shares are issued and outstanding. All 1,000 shares of ET Splitco Common Stock are, and prior to the Closing will be, owned by EchoStar, and there are no other equity interests authorized, issued or outstanding in ET Splitco. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate ET Splitco to issue or sell any shares of capital stock or other securities of ET Splitco or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of ET Splitco, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the ET Splitco Shares have been duly authorized and are validly issued, fully paid and nonassessable. ET Splitco does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of ET Splitco on any matter. Immediately following the Closing, DNLLC will have good and valid title to the ET Splitco Shares, free and clear of any Liens (other than Liens arising under applicable securities laws and Liens resulting from any action of DISH, DNLLC or any of their Affiliates).
(iii)    Schedule 3.1(f)(iii) sets forth (i) each member of the EB Group (other than EB Splitco) and each other member of the ET Group (other than ET Splitco), as well as the ownership interest of each Person or Persons in each such member and (ii) each share of capital stock, equity interest or other direct or indirect ownership interest held by any member of the EB Group or the ET Group in any other Person, in each case, from and after giving effect to the Pre‑Closing Restructuring until the Closing. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any member of the EB Group or the ET Group to issue or sell any shares of capital stock or other securities of EB Splitco or ET Splitco or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any member of the EB Group or the ET Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the equity interests of each member of the EB Group and the ET Group have been duly authorized and are validly issued, fully paid and nonassessable. No member of the EB Group or the ET Group has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of any such member on any matter.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iv)    Schedule 3.1(f)(iv) sets forth a true and complete list of (A) all Indebtedness and (B) each Contract (1) that is a letter of credit, performance bond, banker’s acceptance, corporate guarantee or other similar agreement or credit transaction issued and outstanding in connection with the EB Business or the ET Business, in each case, that would be an EB Assumed Liability or ET Assumed Liability, with, in each case, an indication of any amounts drawn thereunder or (2) in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for under GAAP as capital leases in connection with the EB Business or the ET Business, with, in the case of each of (1) and (2), the value ascribed to such letter of credit, performance bond, banker’s acceptance, corporate guarantee or capital lease in the EB Group Financial Statements or the ET Group Financial Statements, as applicable.
(g)    Reports; Financial Statements.
(i)    EchoStar has filed or furnished, as applicable, on a timely basis all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act *** (such forms, statements, reports and documents filed or furnished *** and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “EchoStar Reports”). Each of the EchoStar Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
(ii)    Each of the consolidated balance sheets included in or incorporated by reference into the EchoStar Reports (including the related notes and schedules), fairly presents the consolidated financial position of EchoStar and its consolidated Subsidiaries as of the dates thereof and each of the consolidated statements of operations and comprehensive income (loss), changes in stockholders’ or shareholder’s equity and cash flows included in or incorporated by reference into the EchoStar Reports (including any related notes and schedules), fairly presents the results of operations and cash flows of EchoStar and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or may be permitted by the SEC under the Exchange Act.
(iii)    ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iv)    ***
(v)    There are no obligations or liabilities of EchoStar or any of its Subsidiaries primarily arising from or resulting from the operation of the EB Business or the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances which could reasonably be expected to result in any claims against, or obligations or liabilities of, the EB Business or the ET Business, except for (x) obligations or liabilities set forth in the EB Group Financial Statements or the ET Group Financial Statements, (y) future executory liabilities arising under any EB Business Contract or ET Business Contract (other than as a result of breach of contract, tort, infringement or violation of Applicable Law) or (z) those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(vi)    ***
(vii)    ***
(h)    Absence of Certain Changes. ***, EchoStar and each of its Subsidiaries have conducted the EB Business and the ET Business only in accordance with the Ordinary Course of Business, and there has not been, with respect to the EB Business or the ET Business or any EB Transferred Asset or ET Transferred Asset:
(i)    any event, action, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(ii)    any action taken by EchoStar or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a violation or breach of or would otherwise require consent under Section 4.2.
(i)    Compliance with Laws.
(i)    EchoStar and each of its Subsidiaries is in and has, ***, been in compliance in all material respects with Applicable Laws (including the Communications Act but excluding Environmental Laws) and Permits, in each case, to the extent applicable to the EB Business or the ET Business. Neither EchoStar nor any of its Subsidiaries has received any notice or confirmation of any material noncompliance with any such Applicable Laws or any such Permits applicable to the EB Business or the ET Business that has not been cured as of the date of this Agreement.
(ii)    EchoStar and its Subsidiaries have, and following the Pre‑Closing Restructuring, appropriate members of the EB Group or the ET Group shall have, all material Permits necessary to own, operate and conduct the EB Business and the ET Business as currently conducted. All such material Permits are valid, in force and in good standing. There is no default on the part of EchoStar or any of its Subsidiaries, *** any other party,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

under any such Permit. Schedule 3.1(i)(ii) sets forth a correct and complete list of each Permit held by EchoStar and its Subsidiaries material to the EB Business or the ET Business. No notices from a Governmental Authority have been received by EchoStar or any of its Subsidiaries with respect to any material (i) actual or alleged violation of, or failure to comply with, any term or requirement of any such Permit or (ii) threatened or pending sanction, revocation, withdrawal, termination, rescission, suspension, cancellation, modification, corrective action or limitation of, or with respect to, any such Permit.
(iii)    ***, neither the EchoStar Parties nor any of their Subsidiaries, nor, ***, any director, officer, employee, agent or representative of the EchoStar Parties or of any of their Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value directly, or indirectly through an intermediary, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action which would result in a violation by such persons of the FCPA, the UK Bribery Act of 2010 or any other Applicable Law that prohibits corruption, bribery or any of the foregoing actions (collectively, the “Anti‑Corruption Laws”) in connection with the operation of the EB Business or the ET Business or ownership of the EB Transferred Assets or the EB Transferred Assets. The EchoStar Parties and their Subsidiaries have conducted the EB Business and the ET Business in compliance with all Anti‑Corruption Laws in all material respects and maintain and will continue to maintain policies and, procedures that are designed to provide reasonable assurance of compliance with such laws.
(iv)    Neither EchoStar nor any of its Subsidiaries, nor, *** any of their directors, officers, employees, agents or representatives of the EchoStar Parties or any of their Subsidiaries is or is 50% or more owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
(v)    ***, neither EchoStar nor any of its Subsidiaries has engaged in, directly or indirectly, any dealings or transactions with any Person relating to the EB Business or the ET Business, or in any country or territory that, at the time of the dealing or transaction, is or was the subject of Sanctions, except as otherwise authorized pursuant to Sanctions.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(vi)    ***, EchoStar and its Subsidiaries have been in compliance in all material respects with, and have not been given written notice of any material violation of, any applicable Sanctions or export controls laws.
(vii)    The EchoStar Parties and each of their Subsidiaries have instituted policies and procedures reasonably designed to ensure the compliance in all material respects of the EchoStar Parties and each of their Subsidiaries with all Sanctions and Anti‑Money Laundering Laws in connection with the operation of the EB Business or the ET Business or ownership of the EB Transferred Assets or the ET Transferred Assets.
(j)    Litigation and Other Proceedings. There is no pending or, *** threatened in writing, claim, action, suit, investigation or proceeding relating to or affecting the operation of the EB Business or the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets against EchoStar or any of its Subsidiaries, nor is EchoStar or any of its Subsidiaries, or any of their respective properties, subject to any order, injunction, judgment or decree by or before any Governmental Authority concerning the EB Business or the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets, except for claims, actions, suits, investigations, proceedings, orders, injunctions, judgments or decrees relating to or affecting the EB Business or the ET Business which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no action, suit, investigation or proceeding pending or, ***, threatened against EchoStar or any of its Subsidiaries related to the EB Business or the ET Business, or any of their respective properties, including with respect to the release of Hazardous Substances, except for matters that have not, individually or in the aggregate, resulted in, and would not reasonably be expected to result in (i) any criminal liability of any of the Subsidiaries related to the EB Business or the ET Business or any director, officer or employee of any of the Subsidiaries related to the EB Business or the ET Business or (ii) a Material Adverse Effect.
(k)    Intellectual Property.
(i)    Schedule 3.1(k)(i) sets forth a true and complete list of all Registered Intellectual Property owned or purported to be owned by the EchoStar Parties and included in the EB Transferred Assets and the ET Transferred Assets (“Separated Registered IP Assets”), indicating for each Registered item the registration or application number, registration or application date and the applicable filing jurisdiction (or in the case of an Internet domain name, the applicable domain name registrar). There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced with respect to any Patents included in the Separated Registered IP Assets or, ***, threatened.
(ii)    EchoStar or one of its Subsidiaries owns solely and exclusively the Intellectual Property owned or purported to be owned by the EchoStar Parties and included in the EB Transferred Assets and the ET Transferred Assets (the “Separated IP Assets”), free and clear of all Liens other than Permitted Liens.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iii)    Together with the Intellectual Property licensed under the Intellectual Property and Technology License Agreement, and the Amended Professional Services Agreement and Transition Services Agreement(s), if any, and any other Contract, arrangement or understanding remaining in effect following the Closing Date between DISH and its Subsidiaries, on the one hand, and EchoStar and its Subsidiaries, on the other hand, the EB Transferred Assets, the ET Transferred Assets, and other Intellectual Property possessed by the EB Group or the ET Group constitute, in all material respects, all the Intellectual Property that is used, contemplated for use or held for use in the ownership, operation and conduct of the EB Business or the ET Business, respectively, as currently owned, operated and conducted.
(iv)    The Separated IP Assets are subsisting, and ***, the issued or granted Separated Registered IP Assets included therein are valid and enforceable. The Separated IP Assets are not subject to any outstanding order, judgment, decree or agreement adversely affecting the EchoStar Parties’ use or contemplated use of such Intellectual Property or its or their rights to such Intellectual Property. ***
(v)    ***, the conduct of the EB Business and the ET Business as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated during ***, any Intellectual Property of any third party. ***
(vi)    The EchoStar Parties have taken reasonable measures to protect the confidentiality and value of the Trade Secrets included in the Separated IP Assets.
(vii)    The IT Assets included in the EB Transferred Assets or the ET Transferred Assets (the “Separated IT Assets”) (A) operate and perform in all material respects in accordance with their documentation and functional specifications, (B) have not materially malfunctioned or failed within *** in a manner that has had a material impact on the EB Business or the ET Business, and (C) are free from material bugs or other defects, and do not contain any Malicious Code. ***, no Person has gained unauthorized access to the Separated IT Assets during ***. Each of EchoStar and its Subsidiaries has implemented reasonable backup and disaster recovery technology processes for the Separated IT Assets.
(viii)    EchoStar and each of its Subsidiaries has complied in all material respects with all Applicable Laws and contractual and fiduciary obligations relating to the collection, storage, use, transfer and any other processing of any Personally Identifiable Information collected by or used in the EB Business and the ET Business. EchoStar and each of its Subsidiaries has at all times taken all steps reasonably necessary (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that all such Personally Identifiable Information is protected against loss and against unauthorized access, use, modification or disclosure, and there has been no unauthorized access to or misuse of such Personally Identifiable Information.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ix)    Neither EchoStar nor any of its Subsidiaries has incorporated Technology subject to an Open Source License into, or combined, linked, or distributed any such Technology with, any products or services of the EB Business or the ET Business, in any manner that creates, or purports to create, obligations for the EchoStar Parties, with respect to any part of  such products or services that is not (a) Technology owned by a third party subject to an Open Source License or (b) Technology which is intentionally distributed and licensed to third parties by the EchoStar Parties under an Open Source License; provided that the foregoing representations do not apply with respect to the conduct (including any failure to act as instructed) of, and EchoStar makes no representations with respect to, distributors and retailers of the products or services of the EB Business or the ET Business. None of the EchoStar Parties is, in any material respect, in violation or breach of any Open Source License.
(l)    Material Contracts.
(i)    Each Material Contract is valid and binding on EchoStar and each of its Subsidiaries party thereto and, ***, any other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no default under any Material Contract by EchoStar or any of its Subsidiaries party thereto or bound thereby and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EchoStar or any of its Subsidiaries party thereto or bound thereby or, ***, any other party thereto.
(ii)    Schedule 3.1(l)(ii) sets forth a true and correct list of each Material Contract, and a copy of each Material Contract has been made available to the DISH Parties.
(m)    Employee Benefits and Labor.
(i)    Each Benefit Plan has been established, operated and administered in compliance in all material respects with its terms and Applicable Law, including ERISA and the Code, and there are no pending or, ***, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability which would be an EB Assumed Liability or ET Assumed Liability. ***, with respect to any Benefit Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA, none of the EchoStar Parties nor any of their Subsidiaries has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with which the EchoStar Party or Subsidiary reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)    As of the date hereof, none of the Transferred Employees are covered by any collective bargaining agreement or other agreement with a labor union or like organization, and, ***, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any such employees.
(n)    Environmental Matters. Except as set forth on Schedule 3.1(n), (a) the ET Business and the EB Business have each been conducted, ***, in compliance in all material respects with all applicable Environmental Laws, (b) neither EchoStar nor any of its Subsidiaries is conducting or is required to conduct any investigation, remediation or other action pursuant to the requirements of any Environmental Law at any Transferred Site contaminated with any Hazardous Substance or property formerly owned or operated by EchoStar or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures at such properties) contaminated with any Hazardous Substance, (c) neither EchoStar nor any of its Subsidiaries is subject to remedial action Liability under applicable Environmental Law for any Hazardous Substance disposal or contamination on any third party property that received Hazardous Substances, (d) neither EchoStar nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that EchoStar or any of its Subsidiaries is in violation of or subject to liability under any Environmental Law, (e) neither EchoStar nor any of its Subsidiaries is subject to any written order, decree or injunction with any Governmental Authority relating to any Environmental Liability or relating to Hazardous Substances, in each case of clauses (a) through (e), to the extent primarily relating to the operation of the EB Business or the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets and (f) *** there are no other circumstances or conditions involving the EB Business, the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets that would reasonably be expected to result in any material claim, Liability, investigation, cost or restriction on the ownership, use or transfer of any property pursuant to any Environmental Law.
(o)    Products Liability. ***, there have been no claims made, pending or, ***, threatened against EchoStar or any of its Subsidiaries or to which EchoStar or any of its Subsidiaries was a party, for product Liability or similar claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss), in each case arising from: (i) products sold or services rendered by the EB Business or the ET Business; or (ii) the development, sale, distribution, or installation by EchoStar or any of its Subsidiaries of any products to the extent primarily related to the EB Business or the ET Business. ***, all products sold and services rendered by either the EB Business or the ET Business complied with all applicable warranties related to such product or service. No Governmental Authority regulating the design, manufacture, production, marketing, distribution, sale or advertising of any of the products of the EB Business or the ET Business has requested, ***, that any such product be modified, removed from the market, removed from installation of any product or recalled, or that substantial new product testing be undertaken as a condition to the continued development, production, selling, distribution or use of any such product.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(p)    Assets.
(i)    Except for any Assets identified in Schedule 1.4(e) as an EB Transferred Asset or an ET Transferred Asset and except for properties, interests, Assets, services and rights that are the subject of Consents as set forth on Schedule 3.1(e) and which may not be delivered as of the Closing Date, EB Splitco and ET Splitco each have in all material respects access to and use of, or will have access to and use of as of the Closing Date, all EB Transferred Assets and ET Transferred Assets including (A) good and marketable fee simple title to, or a valid and binding leasehold interest in, the real property they own or lease that are included in the EB Transferred Assets or the ET Transferred Assets and (B) good title to the personal tangible property they own or lease that are included in the EB Transferred Assets or the ET Transferred Assets, in each case free and clear of all Liens, except Permitted Liens.
(ii)    Except for Intellectual Property, which is addressed in Section 3.1(k)(iii), immediately following the Closing the EB Transferred Assets and the ET Transferred Assets, together with the Assets or services for which provision for access thereto is otherwise made in this Agreement, in the Transaction Documents (taking into account each such Asset only to the extent to which such access is so provided to the EB Group or the ET Group following the Closing) or in any other Contract, arrangement or understanding between DISH and its Subsidiaries, on the one hand, and EchoStar and its Subsidiaries, on the other hand, remaining in effect following the Closing Date, including those Assets already possessed by a member of the EB Group or the ET Group, constitute all the Assets necessary to conduct the EB Business and the ET Business in the same manner as which the EB Business and the ET Business are being conducted or contemplated to be conducted on the date hereof by EchoStar and its Subsidiaries in all material respects.
(iii)    Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (A) the tangible EB Transferred Assets and the ET Transferred Assets are in good condition, reasonable wear and tear excepted, and (B) the plants, buildings, structures and other improvements included in the EB Transferred Assets and ET Transferred Assets are structurally sound, free of defects and with no material alterations or repairs required thereto under Applicable Law or insurance company requirements, have access to public roads or valid easements for such ingress and egress and have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection and drainage and other similar systems and facilities, in each case as necessary to permit the use of such plants, buildings and structures in the operation of the EB Business and the ET Business as conducted on the date hereof.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iv)    ***, neither EchoStar nor any of its Subsidiaries has: (A) experienced any material interruption in the provision of services to customers at the Data Centers or (B) experienced any material security breaches at any of the Data Centers.
(v)    Except for any Assets identified in Schedule 1.4(e) as an EB Transferred Asset or an ET Transferred Asset, neither HSSC nor any of its Subsidiaries (other than the EB Group) own any EB Transferred Assets or ET Transferred Assets (disregarding Section 1.4(b)(ix) and Section 1.4(d)(ix) for purposes of this Section 3.1(p)(v)).
(q)    Real Properties.
(i)    Schedule 3.1(q)(i) sets forth a list of all leases, subleases, licenses and occupancy agreements in respect of the Leased Sites (the “Transferred Real Property Leases”).
(ii)    EchoStar and its Subsidiaries have good and valid leasehold estate in and the right to quiet enjoyment of the Leased Sites pursuant to a legal, valid and binding lease in full force and effect and enforceable in all material respects in accordance with its terms upon EchoStar, its Subsidiaries and, ***, each other Person that is a party to such lease. With respect to each of the Transferred Real Property Leases: (A) such Transferred Real Property Lease is legal, valid, binding, enforceable and in full force and effect; (B) neither EchoStar, its Subsidiaries nor, ***, any other party to such Transferred Real Property Lease is in breach or default thereunder, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default thereunder; (C) no security deposit or portion thereof deposited with respect to such Transferred Real Property Lease has been applied in respect of a breach or default under such Transferred Real Property Lease which has not been redeposited in full; (D) neither EchoStar nor any of its Subsidiaries owes, nor will owe in the future, any brokerage commissions or finder’s fees with respect to such Transferred Real Property Lease; (E) ***, the counterparty to such Transferred Real Property Lease has not subleased, licensed or otherwise granted any Person (other than EchoStar or its Subsidiaries) the right to use or occupy the premises demised thereunder or any portion thereof; (F) ***, the counterparty has not collaterally assigned or granted any other security interest in such Transferred Real Property Lease; and (G) ***, there are no Liens on the estate or interest created by such Transferred Real Property Lease, other than Permitted Liens.
(iii)    EchoStar or any of its Subsidiaries has good and marketable fee simple title to all Owned Sites and such title is not subject to any Liens, other than Permitted Liens. Except as set forth on Schedule 3.1(q)(iii), there are no options, rights of first offer or rights of first refusal to purchase any Owned Site or any material portion thereof.
(iv)    No Transferred Site is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor nor, ***, has any condemnation, expropriation or taking been proposed, and there is no pending or, ***, threatened legislation introduced to change any zoning classification of any Transferred Site.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(v)    As of the date of this Agreement, there are no pending property insurance claims with respect to any interest of EchoStar or any of its Subsidiaries in any Transferred Site or any portion thereof. As of the date of this Agreement, the EchoStar Parties have not received any written notice from any insurance company or any board of fire underwriters (or any entity exercising similar functions) with respect to any Transferred Site or any portion thereof (A) requesting the EchoStar Parties to perform any repairs, alterations, improvements or other work for such Transferred Site which the EchoStar Parties have not completed in full or (B) notifying the EchoStar Parties of any defects or inadequacies in such Transferred Site, or other conditions, which would materially and adversely affect the insurability of such Transferred Site or the premiums for the insurance thereof.
(vi)    The use and operation of the Transferred Sites in the conduct or operations of the EB Business or the ET Business do not violate any material contractual covenant, condition, restriction, easement, license, right of way or agreement. No Transferred Site or any buildings, structures, facilities, fixtures or other improvements thereon or the use thereof contravenes or violates any building, zoning, administrative, occupational safety and health or other Applicable Law in any material respect.
(vii)    Except for the EB Business Contracts, the ET Business Contracts and the Contracts set forth on Schedule 3.1(q)(vii), neither EchoStar nor any of its Subsidiaries has entered into any lease, sublease, license or other occupancy agreement to occupy space of any of the Transferred Sites where EchoStar or any of its Subsidiaries is the lessor or sublessor or is otherwise similarly situated.
(viii)    ***, no Transferred Site has suffered any material damage, destruction or other casualty loss, whether or not covered by insurance.
(ix)    There is no Indebtedness secured over, relating to or listed on the title record for, any Transferred Site, other than Permitted Liens.
(r)    Related Party Transactions. Schedule 3.1(r) contains an accurate and complete list of all material (A) loans, leases and other written and executed Contracts between EchoStar or any of its Subsidiaries (other than any member of the EB Group or the ET Group) or the directors, officers or employees of such entities (or Affiliates of any such directors, officers or employees), or any immediate family members of the foregoing that are natural persons (each of the foregoing, together with each other Person to the extent such Person is acting for the benefit for the foregoing, a “EchoStar Related Party”), on the one hand, and any member of the EB Group or the ET Group, on the other hand, (B) written and executed Contracts between an EchoStar Related Party and a third-party vendor for the benefit of any member of the EB Group or the ET Group, (C) written and executed Contracts between any member of the EB Group or the ET Group and a third-party vendor for the benefit of any EchoStar Related Party and (D) any other written and executed EB Business Contract or written and executed ET Business Contract to which an EchoStar Related Party is a party.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(s)    Investment Company Act. Neither EchoStar nor HSSC is, or will become after giving effect to the Closing Transactions, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.
(t)    Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in EchoStar’s or any of the Significant EchoStar Subsidiaries’ Corporate Documents applies to this Agreement, the Transaction Documents, the Pre-Closing Restructuring or the Closing Transactions.
(u)    No Brokers. Except for *** no agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by EchoStar or any of its Subsidiaries directly or indirectly in connection with the Closing Transactions.
Section 3.2    Representations and Warranties of the DISH Parties. Each DISH Party represents and warrants to EchoStar, as of the date of this Agreement and as of the Closing Date, that:
(a)    Organization; Good Standing; Qualification. Each DISH Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder, and (A) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (B) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Closing Transactions.
(b)    Authorization and Execution of Transaction Documents. Each DISH Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the Transaction Documents to which it is a Party and to consummate the Closing Transactions. This Agreement has been duly executed and delivered by each DISH Party, and each other Transaction Document to which it is a Party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such DISH Party.
(c)    Enforceability of Transaction Documents. Assuming that this Agreement and each of the Transaction Documents to which any DISH Party is a party is the valid and binding obligation of each of the EchoStar Parties thereto, this Agreement constitutes, and each other Transaction Document shall at Closing constitute, the valid, legal and binding obligation of such DISH Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)    Non-Contravention. The execution and delivery by any DISH Party of each of the Transaction Documents to which it is a party and the consummation of the Closing Transactions by it pursuant thereto will not: (i) conflict with any requirement of its Corporate Documents; (ii) assuming compliance with the matters referred to in Section 3.2(e) (Consents) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (iii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such DISH Party or its Subsidiaries pursuant to any Contract binding upon such DISH Party or its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such DISH Party or its Subsidiaries, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Closing Transactions.
(e)    Consents. No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required by or of such DISH Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which such DISH Party is a party or the consummation of the Closing Transactions, except (i) for any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, and (ii) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it or any of its Affiliates is a party or the consummation of the Closing Transactions.
(f)    Ownership and Transfer of Tracking Stock.
(i)    All of the HSSC Tracking Shares are, and prior to the Closing will be, owned by DOLLC. Immediately following the Closing, EB Holdco will have good and valid title to the HSSC Tracking Shares, free and clear of any Liens (other than Liens resulting from any action of EchoStar or any of its Subsidiaries).
(ii)    All of the EchoStar Tracking Shares are, and prior to the Closing will be, owned by DNLLC. Immediately following the Closing, EchoStar will have good and valid title to the EchoStar Tracking Shares, free and clear of any Liens (other than Liens resulting from any action of EchoStar or any of its Subsidiaries).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(g)    Litigation and Other Proceedings. Except as would not reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Closing Transactions, as of the date of this Agreement, (i) there is no action, suit, investigation or proceeding pending or, ***, threatened in writing against such DISH Party or any of its Subsidiaries or any of their respective properties by or before any Governmental Authority and (ii) none of the DISH Parties or any of their respective Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Authority, in each case of clauses (i) and (ii), (1) that are reasonably likely to prohibit or restrain the ability of the DISH Parties to enter into this Agreement or any other Transaction Document or consummate the Closing Transactions, or (2) challenging or seeking to make illegal or otherwise restrain, enjoin or prohibit the consummation of the Closing Transactions. There is no action, suit, investigation or proceeding pending or, ***, threatened in writing against any of the DISH Parties or any of their respective Subsidiaries or any of their respective properties relating to the Closing Transactions, in each case, except for matters that have not resulted in, and would not reasonably be expected to result in, any criminal liability of any of the DISH Parties or any of their respective Subsidiaries or any director, officer or employee of any of the DISH Parties.
(h)    No Brokers. No agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by DISH, the DISH Parties or any of their Subsidiaries directly or indirectly in connection with the Closing Transactions.
(i)    ***
ARTICLE IV

COVENANTS
Section 4.1    Access to Information.
(a)    Prior to the Closing, each of the DISH Parties and their Affiliates shall be entitled, through their officers, employees and representatives (including their legal advisors and accountants), to make such investigation of the properties, businesses and operations to the extent related to the EB Business or the ET Business and such examination of the books and records to the extent related to the EB Business or the ET Business as it reasonably requests and to make extracts and copies of such books and records, including access to customary supporting information, data and documentation utilized in or necessary for the preparation of the financial information described in Schedule 5.2(e). Any such investigation and examination shall be conducted under reasonable circumstances and shall be subject to any restrictions under Applicable Law. The EchoStar Parties shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the EB Business or the ET Business, respectively, to cooperate with the DISH Parties and their representatives in connection with such investigation and examination, and the DISH Parties and their representatives shall cooperate with the respective representatives of the EB Business or the ET Business and shall use their reasonable efforts to minimize any disruption to the business.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)    Following the Closing, the DISH Parties will give the EchoStar Parties reasonable access during the DISH Parties’ regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to books and records transferred to the DISH Parties to the extent necessary for the preparation of financial statements or regulatory filings of the EchoStar Parties or their Affiliates in respect of periods ending on or prior to Closing, or in connection with any Legal Proceedings. The EchoStar Parties shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 4.1(b).
(c)    Following the Closing, the EchoStar Parties will give, or cause to be given, the DISH Parties and their Affiliates reasonable access during the EchoStar Parties’ regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to their respective books and records to the extent relating to the EB Business or the ET Business to the extent necessary for the preparation of financial statements or regulatory filings of DISH, members of the EB Group or ET Group in respect of periods ending on or prior to Closing, in connection with any Legal Proceedings, or to the extent reasonably necessary or advisable to operate the EB Business or the ET Business after the Closing. DISH, the DISH Parties and their Affiliates shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 4.1(c).
(d)    ***
Section 4.2    Conduct of the Business Pending the Closing.
(a)    Prior to the Closing, except (I) as permitted by Schedule 4.2, (II) as required by Applicable Law, (III) as otherwise expressly required or expressly contemplated by this Agreement or any other Transaction Document, (IV) with the prior written consent of DNLLC (such consent not to be unreasonably withheld, conditioned or delayed), or (V) to the extent expressly contemplated by the Pre-Closing Restructuring, EchoStar shall, and shall cause its Subsidiaries to, (i) conduct the EB Business and the ET Business only in the Ordinary Course of Business; and (ii) use its commercially reasonable efforts to (A) preserve the present business operations of, Assets primarily related to, and organization and goodwill of, in each case, the EB Business and the ET Business, (B)  preserve the present relationships with customers, licensors, vendors, distributors and suppliers to the extent primarily related to the EB Business and the ET Business and other third parties having a business relationship with the EB Business and the ET Business, (C) preserve the EB Business and the ET Business and their respective business organization intact and retain the respective Permits to the extent related to the EB Business and the ET Business and (D) keep available the services of the employees of the EB Business and the ET Business, in the case of (A) through (D), in all material respects.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)    Without limiting the generality of Section 4.2(a), and in furtherance of Section 4.2(a), except (I) as expressly permitted by Schedule 4.2, (II) as otherwise expressly required or contemplated by this Agreement or any other Transaction Document, (III) with the prior written consent of DNLLC (such consent not to be unreasonably withheld, conditioned or delayed), (IV) as required by Applicable Law, or (V) to the extent contemplated by the Pre-Closing Restructuring, each EchoStar Party shall not, and shall cause each of their Subsidiaries not to:
(i)    incur, assume or guarantee any Indebtedness that will, at the Closing, constitute EB Assumed Liabilities or ET Assumed Liabilities;
(ii)    make any loan, advance or capital contribution to or investment in any Person that would constitute EB Transferred Assets or ET Transferred Assets;
(iii)    change any method of accounting or accounting practice, in each case, which materially affects or relates to the EB Business or the ET Business, except for any such changes required by Applicable Law or under GAAP;
(iv)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the EB Splitco Shares or any of the ET Splitco Shares or enter into any agreement with respect to the voting of the EB Splitco Shares or the ET Splitco Shares;
(v)    transfer, issue, encumber, sell or dispose of any equity or membership interests in, or other securities of, the EB Group or the ET Group or grant options, warrants, calls or other rights to purchase or otherwise acquire equity or membership interests in, or other securities of, the EB Group or the ET Group;
(vi)    effect any recapitalization, reclassification or like change in the capitalization of the EB Group or the ET Group;
(vii)    amend or propose any change to the Corporate Documents of any member of the EB Group or any member of the ET Group;
(viii)    other than as required by Applicable Law, any existing Benefit Plan or Material Contract or any of the Transaction Documents (including the Employee Matters Agreement), (A) increase the annual level of compensation of any Transferred Employee or consultant primarily related to the EB Business or the ET Business, except for (1) increases in annual salary, wage rate or base compensation in the Ordinary Course of Business and after prior consultation with DISH and (2) the payment of annual bonuses to Transferred Employees for completed periods, (B) grant or increase any bonus or incentive opportunity or other direct or indirect compensation to any Transferred Employee other than in the Ordinary Course of Business, (C) establish, adopt or amend or otherwise materially increase the coverage or benefits available under any (or create any new) Benefit Plan, (D) take any action to accelerate the vesting or payment, or fund or in any other way to secure the payment, of compensation or benefits under any Benefit Plan with respect to any Transferred Employee, to the extent not already provided in any such Benefit Plan for Transferred

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Employees, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) establish, adopt, amend or terminate any employment, deferred compensation, severance, consulting, non-competition or similar agreement to which any Transferred Employee is a party, or (G) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, in each case, with respect to any Transferred Employee;
(ix)    subject to any Lien (other than any Permitted Lien), any EB Transferred Assets or ET Transferred Assets;
(x)    except for acquisitions and sales of parts and inventory in the Ordinary Course of Business, (A) acquire any properties or assets that would constitute EB Transferred Assets or ET Transferred Assets with a value or purchase price in the aggregate *** or (B) sell, assign, license, transfer, convey, lease, let lapse, abandon or otherwise dispose of any of the properties or Assets that would otherwise constitute EB Transferred Assets or ET Transferred Assets with a value or purchase price in the aggregate ***;
(xi)    cancel or compromise any material debt or claim or waive or release any material right related to the EB Business or the ET Business;
(xii)    enter into any commitment for capital expenditures primarily related to the EB Business or the ET Business *** for any individual commitment and *** for all commitments in the aggregate;
(xiii)    permit any member of the EB Group or any member of the ET Group to enter into any merger or consolidation with any Person;
(xiv)    except in the Ordinary Course of Business, enter into, renew, terminate, modify in any material respect or waive any material right under or with respect to, a Contract that is, or would be if entered into after the date hereof, a Material Contract;
(xv)    transfer, sell, license, encumber, divest, abandon, cancel, fail to renew, permit to lapse or fail to defend any challenge (other than a frivolous challenge), or otherwise dispose of rights to any Separated IP Assets, except for granting non-exclusive licenses to the Separated IP Assets in the Ordinary Course of Business and the abandonment or failure to renew any item included within the Separated IP Assets where such decision was made prior to the date of this Agreement or otherwise in the Ordinary Course of Business;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(xvi)    except (A) in the Ordinary Course of Business with respect to immaterial proceedings or (B) with respect to any EB Excluded Liability or ET Excluded Liability (so long as any such settlement does not admit any wrongdoing by, or place any restrictions on, the EB Business or the ET Business), initiate or settle any Legal Proceedings related to the EB Business or the ET Business;
(xvii)    (A) make or rescind any material Tax election or change any material Tax accounting method, (B) agree to a waiver or an extension of a statute of limitations with respect to the assessment or determination of Taxes, or (C) compromise or settle any material Tax dispute, in each case, related to and which materially affects the EB Business or the ET Business;
(xviii)    fail to (A) maintain inventory at levels (by device type) in the Ordinary Course of Business, (B) maintain and continue regular purchase order activity in the Ordinary Course of Business or (C) conduct capital expenditures in the Ordinary Course of Business and consistent with the capital expenditure plan for the EB Business and the ET Business;
(xix)    engage in any practice which would have the effect of (A) postponing payments payable in connection with the operation or conduct of the EB Business’ and the ET Business’ operations (including prepayments) or (B) accelerating collections of accounts receivable or other payments owed to the EB Business or the ET Business; or
(xx)    agree, authorize or consent to do any of the foregoing.
Section 4.3    Third Party Consents; Government Actions and Authorizations.
(a)    Cooperation. Subject to the terms and conditions set forth in this Agreement, the DISH Parties and the EchoStar Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to consummate and make effective the Closing Transactions or any other agreement contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, and Permits necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Closing Transactions or any of the other transactions contemplated by this Agreement. Subject to Applicable Law relating to the exchange of information, the DISH Parties and the EchoStar Parties shall consult with one another and jointly direct all matters with any Governmental Authority consistent with its obligations hereunder; provided, that the Parties shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the DISH Parties or the EchoStar Parties, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, written materials submitted to, or oral conversations had with, any third party and/or any Governmental Authority in connection with the Closing Transactions or any other agreement contemplated hereby. In exercising the foregoing

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

rights, each of the DISH Parties and the EchoStar Parties shall act reasonably and as promptly as practicable.
(b)    Information. The DISH Parties and the EchoStar Parties each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the DISH Parties, the EchoStar Parties or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Closing Transactions or any other agreement contemplated hereby.
(c)    Status. Subject to Applicable Law and as required by any Governmental Authority, the DISH Parties and the EchoStar Parties each shall keep the other apprised of the status of matters relating to completion of the Closing Transactions or any other agreement contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the EchoStar Parties or the DISH Parties, as the case may be, or any of their Subsidiaries, from any third party and/or any Governmental Authority with respect to the Closing Transactions or any other agreement contemplated hereby.  Each of EchoStar and DISH shall give prompt notice to the other upon learning of any change, fact or condition that is reasonably expected to result in a Material Adverse Effect or of any failure of any condition to any of the Parties’ obligations to effect the Closing Transactions. Neither the DISH Parties nor the EchoStar Parties shall permit any of their officers or any other representatives or agents to participate in any substantive meeting with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the Closing Transactions or any other agreement contemplated hereby unless it consults with the EchoStar Parties or the DISH Parties, as the case may be, in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate thereat.
(d)    Without limiting the generality of Section 4.3(a), the DISH Parties and the EchoStar Parties shall make (and shall cause their respective Subsidiaries to make) the governmental application filings set forth in Schedule 4.3(d)(i) (the “Required Governmental Applications”) and the governmental notices set forth in Schedule 4.3(d)(ii) (the “Required Governmental Notices”).
(e)    The Parties shall use their respective commercially reasonable efforts to ensure that EchoStar and/or its Affiliates can fulfill their responsibilities as an FCC licensee for the radio service authorizations to be retained by EchoStar but that relate to the EB Business, including without limitation ensuring compliance with all applicable communications laws and FCC rules, orders and policies.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 4.4    Further Assurances.
(a)    Each of the DISH Parties and the EchoStar Parties agree to (1) take all actions necessary or appropriate to consummate the Closing Transactions, (2) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Closing Transactions, and (3) from and after the Closing, take such actions and execute such documents as are reasonably necessary to make effective and carry out the intent of the Closing Transactions.
(b)    Neither the DISH Parties nor the EchoStar Parties shall be obligated, in connection with this Section 4.4, to expend money other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, unless reimbursed by the EchoStar Parties or the DISH Parties, as the case may be.
(c)    From the date of this Agreement until the Closing Date, EchoStar and DISH shall cooperate in good faith to identify any and all additional services (i) related to the operation of the EB Business and the ET Business that are not included in the EB Transferred Assets or the ET Transferred Assets and that are reasonably necessary or advisable to operate the EB Business or the ET Business following the Closing and (ii) related to the operation of the EB Business and the ET Business included in the EB Transferred Assets or the ET Transferred Assets and that are reasonably necessary or advisable for the EB Business or the ET Business to provide to the EchoStar Group following the Closing.  EchoStar and DISH shall cooperate in good faith to add the provision by the EchoStar Group or DISH and its applicable Subsidiaries, as applicable, of any services identified pursuant to this Section 4.4(c) that either DISH or EchoStar, as applicable, reasonably requests to the scope of services provided under the Professional Services Agreement, dated August 4, 2009, between EchoStar and DISH (as amended to include such additional services, the “Amended Professional Services Agreement”), or if the parties mutually agree in writing, to another transition services agreement between DISH or any of its Subsidiaries (including any member of the EB Group or the ET Group) and one or more members of the EchoStar Group (the “Transition Services Agreement” or “Transition Services Agreements,” as the case may be), and such services shall be provided in the manner customarily used by DISH and its Subsidiaries and the EchoStar Group to provide services to each other in the past.  Notwithstanding the foregoing, neither the EchoStar Group nor DISH or any of its Subsidiaries shall be obligated to provide any service the provision of which would violate Applicable Law or any Contract to which any such party is a member; provided that in the event that any service contemplated by this Section 4.4(c) is not provided due to this sentence, members of the EchoStar Group and DISH and its applicable Subsidiaries, as applicable, shall take such other actions as may reasonably be requested by the other party in order to place such party, insofar as legally permitted and reasonably possible, in the same position as if such service had been provided to such party.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)    ***
(e)    From the date of this Agreement through the Closing Date (or, with respect to each Potential Transferred Employee, the date that is the earlier of (i) such Potential Transferred Employee’s Transfer Date and (ii) ***) and subject to any applicable legal restrictions, prior to making any material communications to the EB Employees, ET Employees or Potential Transferred Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement and not in the Ordinary Course of Business, DISH and EchoStar each shall provide the other with a copy of the intended communication and such other Party shall have a reasonable period of time (to the extent practicable) to review and comment on the communication.
Section 4.5    EchoStar Credit Support Obligations. DISH shall use its commercially reasonable efforts to cause the EchoStar Parties and their respective Affiliates to be relieved reasonably promptly following the Closing of all EB Assumed Liabilities and ET Assumed Liabilities arising out of the letters of credit, performance bonds, banker’s acceptance, corporate guarantees and other similar items issued and outstanding in connection with the EB Business or the ET Business that constitute EB Assumed Liabilities or ET Assumed Liabilities and are set forth on Schedule 4.5 (together, the “EchoStar Credit Support Obligations”). DISH agrees to continue to use its commercially reasonable efforts after the Closing to relieve the EchoStar Parties and their respective Affiliates of all such EchoStar Credit Support Obligations. ***
Section 4.6    Confidentiality.
(a)    The terms of the Confidentiality Agreement, dated as of December 22, 2016, between DISH and EchoStar (the “Confidentiality Agreement”), shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.
(b)    Each of the EchoStar Parties hereby agrees with DISH that such Party will not, and that such Party will cause its Affiliates, directors, officers, employees, agents and representatives not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of DISH, disclose or use any confidential or proprietary information involving or relating to any of the EB Business or the ET Business (collectively, the “DISH Confidential Information”), and each of the DISH Parties hereby agrees with EchoStar that such Party will not, and that such Party will cause its Affiliates, directors, officers, employees, agents and representatives not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of EchoStar, disclose or use any confidential or proprietary information involving or relating to any of the Tracking Stock or the Hughes Retail Group (collectively, the “EchoStar Confidential Information,” and, together with the DISH Confidential Information, the “Confidential Information”); provided, however, that Confidential Information will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); provided, further, that the provisions of this Section 4.6(b) will not prohibit any retention of copies of records or disclosure (i) required by Applicable Law so long as, to the extent practicable, reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

the same or (ii) in connection with the enforcement of any right or remedy relating to this Agreement or any other Transaction Document. ***
Section 4.7    Preservation of Records. The EchoStar Parties and the DISH Parties agree that each of them (i) shall preserve and keep the records held by them or their Affiliates relating to the EB Business and the ET Business for a period of *** from the Closing Date (or such longer period as required by Applicable Law), other than records (x) in the case of the EchoStar Parties, that are actually delivered to DISH pursuant to Section 4.10, (y) and in the case of the DISH Parties, a copy of which is retained by the EchoStar Parties and (ii) shall make such records and personnel available to the other as may reasonably be required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of the EchoStar Parties or the DISH Parties or any of their Affiliates or in order to enable the EchoStar Parties and the DISH Parties to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event any of the EchoStar Parties or any of the DISH Parties wishes to destroy such records after that time, such Party shall first give *** prior written notice to, in the case of any EchoStar Party, DNLLC, and in the case of any DISH Party, EchoStar, and DNLLC or EchoStar, respectively, shall have the right at its option and expense, upon prior written notice given to such Party within that *** period, to take possession of the records within *** days after the date of such notice.
Section 4.8    Publicity. None of the Parties shall issue any press release or public announcement concerning this Agreement or the Closing Transactions without obtaining the prior written approval of the other applicable Parties hereto, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the sole judgment of DISH or EchoStar, as applicable, disclosure is otherwise required by Applicable Law or by the applicable rules of any stock exchange on which DISH or EchoStar lists securities, provided, that, to the extent permitted by Applicable Law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such Applicable Law to consult with the other Parties with respect to the timing and content thereof.
Section 4.9    Intercompany Arrangements; ***.
(a)    Except as set forth on Schedule 4.9(a), as such schedule may be supplemented by the mutual written agreement of the parties between the date of this Agreement and the Closing Date, EchoStar shall procure that as of the Closing there shall be no outstanding material Liabilities, obligations, Contracts or agreements between or among any member of the EchoStar Group, on the one hand, and any member of the EB Group or the ET Group, on the other hand.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)    The provisions of Section 4.9(a) shall not apply to this Agreement, any other Transaction Document and each other Contract or amendment expressly contemplated by this Agreement or other Transaction Document to be entered into or continued by any of the Parties or any of their respective Affiliates.
(c)    ***
(d)    ***
Section 4.10    Books and Records. As soon as practicable following the Closing Date, the EchoStar Parties shall deliver, or cause to be delivered, to DNLLC originals or copies of all books, records, files and papers, whether in hard copy or computer format, primarily relating to the EB Group and the ET Group and its assets, properties and operations.
Section 4.11    Notice of Developments. Prior to the Closing, the EchoStar Parties shall notify DNLLC in writing reasonably promptly after becoming aware of (a) any event, circumstance, fact or occurrence arising subsequent to the date of this Agreement which would result in any material breach of any representation, warranty or covenant of the EchoStar Parties in this Agreement or which could have the effect of making any representation or warranty of the EchoStar Parties in this Agreement untrue or incorrect in any material respect, (b) any other material development affecting the assets, liabilities, business, properties, financial condition, results of operation or employee relations of the EB Group or the ET Group and (c) any action or investigation in which any EchoStar Party is a party and which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which relates to the Pre-Closing Restructuring or the Closing Transactions. Prior to the Closing, the DISH Parties shall promptly notify EchoStar in writing upon becoming aware of (i) any event, circumstance, fact or occurrence arising subsequent to the date of this Agreement which would result in any material breach of any representation, warranty or covenant of the DISH Parties in this Agreement or which could have the effect of making any representation or warranty of the DISH Parties in this Agreement untrue or incorrect in any material respect and (ii) any action or investigation in which any DISH Party is a party and which has or would reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Closing Transactions.
Section 4.12    Completion of the Pre-Closing Restructuring. The EchoStar Parties shall keep the DISH Parties reasonably apprised as to the status of the completion of the Pre‑Closing Restructuring and shall provide the DISH Parties with copies of proposed drafts of all documents effecting the Pre-Closing Restructuring as promptly as practicable. EchoStar shall consider in good faith all reasonable comments thereto proposed by the DISH Parties, and the prior written consent of DISH to the form and contents of each document shall be required prior to completing the Pre-Closing Restructuring (such consent not to be unreasonably withheld, conditioned or delayed).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 4.13    Transfer of ET Splitco Common Stock, EB Splitco Common Stock, and Tracking Stock. Except for the Pre‑Closing Restructuring and the Closing Transactions, (i) no EchoStar Party shall transfer, issue, encumber, sell, assign or otherwise dispose of any ET Splitco Shares or the EB Splitco Shares, and (ii) no DISH Party shall transfer, issue, encumber, sell, assign or otherwise dispose of any of the HSSC Tracking Shares or the EchoStar Tracking Shares.
Section 4.14    Tax Matters. Notwithstanding anything to the contrary in this Agreement, except as provided in Section 4.2(b), (i) all Tax matters, including the preservation of Tax records and access to Tax information, and any Liability for Taxes shall be handled exclusively in accordance with the provisions of the Tax Matters Agreement, and (ii) the representations and warranties in respect of Taxes contained in the Tax Matters Agreement are the exclusive representations or warranties in respect of Taxes in any Transaction Document. For the avoidance of doubt, no Party may recover Losses under both this Agreement and the Tax Matters Agreement for the same indemnification claim.
Section 4.15    Environmental Reports. EchoStar shall, prior to the Closing Date, deliver to the DISH Parties copies of all material environmental reports in its possession from the last *** relating to the EB Business, the ET Business or the ownership of the EB Transferred Assets or the ET Transferred Assets, and shall use its commercially reasonable efforts to diligently search for any other such material environmental reports *** and shall deliver to the DISH Parties any such reports that are located prior to the Closing Date.
ARTICLE V

CONDITIONS TO CLOSING
Section 5.1    Mutual Conditions to Closing. The respective obligations of each Party hereto to consummate the Closing Transactions is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in whole or in part by all of the Parties hereto to the extent permitted by Applicable Law):
(a)    the Required Governmental Applications shall have been granted;
(b)    there shall not be pending any Action or proceeding by any Governmental Authority (i) challenging or seeking to make illegal or otherwise, directly or indirectly, restrain, enjoin or prohibit the consummation of the Closing Transactions, or (ii) directly involving the EB Group, the ET Group or the DISH Parties or any of their Affiliates that would reasonably be expected to materially impair the DISH Parties’ ability to (A) own or operate the EB Business or the ET Business and conduct the businesses as currently conducted, or (B) vote, transfer, receive dividends or otherwise exercise full ownership rights and control with respect to the ET Splitco Shares or the EB Splitco Shares;
(c)    no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

preliminary or permanent) or Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Pre-Closing Restructuring, the Closing Transactions or any other agreements or other transactions contemplated by this Agreement; and
(d)    the Pre-Closing Restructuring shall have been completed in accordance with Article I and Section 4.12.
Section 5.2    Conditions Precedent to Obligations of the DISH Parties. The obligations of the DISH Parties to consummate the Closing Transactions are further subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the DISH Parties in whole or in part to the extent permitted by Applicable Law):
(a)    (i) the representations and warranties of the EchoStar Parties set forth in this Agreement that are qualified by reference to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the EchoStar Parties set forth in this Agreement that are not qualified by reference to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 5.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the EchoStar Parties (***), which must be true and correct subject only to de minimis exceptions) are not so true and correct unless the failure of such representations and warranties of the EchoStar Parties to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; and (iii) DNLLC shall have received at the Closing a certificate signed on behalf of the EchoStar Parties by an executive officer of EchoStar to the effect that such executive officer has read this Section 5.2(a) and the conditions set forth in this Section 5.2(a) have been satisfied;
(b)    each of the EchoStar Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and DNLLC shall have received a certificate signed on behalf of the EchoStar Parties by an executive officer of EchoStar to such effect;
(c)    since the date of this Agreement, there shall not have occurred any event, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d)    all outstanding Indebtedness of ET Splitco and EB Splitco and their respective Subsidiaries shall have been repaid in full; and

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(e)    the DISH Parties shall have received the financial information set forth on Schedule 5.2(e) in a form reasonably satisfactory to the DISH Parties;
(f)    the DISH Parties shall have received each of the deliveries set forth in Section 2.3 required to be delivered to any of the DISH Parties.
Section 5.3    Conditions Precedent to Obligations of the EchoStar Parties. The obligations of the EchoStar Parties to consummate the Closing Transactions are further subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the EchoStar Parties in whole or in part to the extent permitted by Applicable Law):
(a)    (i) the representations and warranties of the DISH Parties set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and ***, and (ii) EchoStar shall have received at the Closing a certificate signed on behalf of the DISH Parties by an executive officer of DNLLC to the effect that such executive officer has read this Section 5.3(a) and the conditions set forth in this Section 5.3(a) have been satisfied;
(b)    each of the DISH Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and EchoStar shall have received a certificate signed on behalf of the DISH Parties by an executive officer of DNLLC to such effect;
(c)    EchoStar shall have received each of the deliveries set forth in Section 2.3 required to be delivered to it or to any of the EchoStar Parties; and
(d)    ***
ARTICLE VI

INDEMNIFICATION
Section 6.1    Indemnification Obligations of EchoStar. Subject to the limitations set forth in this Article VI, EchoStar shall indemnify DISH, DNLLC, DOLLC and each of their respective Affiliates, officers, directors, employees, representatives and agents (the “DISH Indemnified Persons”) against and hold them harmless from any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, diminution in value and costs and expenses but excluding punitive, exemplary and special damages (unless a third party is entitled to such damages pursuant to a third party claim (a “Third Party Claim”) and such damages are actually paid to such third party) (collectively, “Losses”) imposed on, sustained, incurred or suffered by, or asserted against, any of the DISH Indemnified Persons, whether in respect of Third Party Claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the representations or warranties of any EchoStar Party contained in this Agreement, (b) any breach or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

nonperformance of any covenant or agreement made by any EchoStar Party contained in this Agreement or the Employee Matters Agreement, (c) any of the EB Excluded Liabilities, or (d) any of the ET Excluded Liabilities; ***.
Section 6.2    Indemnification Obligations of DISH. Subject to the limitations set forth in this Article VI, the DISH Parties shall indemnify EchoStar and its Affiliates and its and their officers, directors, employees, representatives and agents (the “EchoStar Indemnified Persons”) against and hold them harmless from any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the EchoStar Indemnified Persons, whether in respect of Third Party Claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the representations or warranties of any DISH Party contained in this Agreement, (b) any breach or nonperformance of any covenant or agreement made by any DISH Party contained in this Agreement or the Employee Matters Agreement, (c) any of the EB Assumed Liabilities or (d) any of the ET Assumed Liabilities; ***.
Section 6.3    Limitations on Indemnity. No Party shall be required to make any payment with respect to its indemnification obligations in respect of a breach of any representation or warranty other than a breach of any Fundamental Representation under this Article VI unless (A) the aggregate Losses arising from an individual breach of any representation or warranty exceed *** (it being stated for the avoidance of doubt that the Losses arising from any potential indemnification claims that arise out of or involve or relate to similar facts or are based on related or similar occurrences, events or circumstances will be aggregated and treated as a single breach for purposes of this clause (A) of this Section 6.3) and (B) until such time as the obligations to the DISH Indemnified Persons, on the one hand, or the EchoStar Indemnified Persons, on the other hand, excluding Losses for which indemnification is not available as a result of the application of the de minimis threshold contained in clause (A) above, exceed *** in the aggregate (the “Deductible”); provided, that once such Losses exceed the Deductible, the indemnifying party shall be responsible for all amounts in excess thereof; provided, further, that in no event shall the aggregate indemnification actually paid by the EchoStar Parties, on the one hand, or the DISH Parties, on the other hand, pursuant to Section 6.1 or Section 6.2, as the case may be, in respect of a breach of any of the representations or warranties (other than a breach of any of the Fundamental Representations) exceed ***. Notwithstanding the foregoing, in no event shall (x) the aggregate indemnification actually paid by the EchoStar Parties pursuant to Section 6.1, taken together with all other indemnification actually paid by the EchoStar Parties pursuant to Section 6.1, or (y) the aggregate indemnification actually paid by the DISH Parties pursuant to Section 6.2, taken together with all other indemnification actually paid by the DISH Parties pursuant to Section 6.2, in the case of each of (x) and (y), in respect of breaches of any representations or warranties, exceed ***. Payments by an EchoStar Party or a DISH Party pursuant to Section 6.1 or Section 6.2 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, in respect of any such claim. The EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

necessary to remedy the breach that gives rise to such Loss; provided, that nothing herein shall require any EchoStar Indemnified Person of DISH Indemnified Person to file any claim under any insurance policy. ***
Section 6.4    Method of Asserting Claims. All claims for indemnification by any DISH Indemnified Person or EchoStar Indemnified Person (each, an “Indemnified Party”) shall be asserted and resolved as set forth in this Section 6.4. Any Indemnified Party seeking indemnity pursuant to Section 6.1 or Section 6.2 shall notify in writing the Party from whom indemnification is sought (the “Indemnifying Party”) of such demand for indemnification. The Indemnifying Party shall have *** from the personal delivery or mailing of such notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand with respect to a claim or demand based on a Third Party Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that, with respect to a Third Party Claim, it desires to defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party at the Indemnifying Party’s sole cost and expense and with counsel (plus local counsel if appropriate) reasonably satisfactory to the Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 6.1 or Section 6.2 (whether or not the Indemnified Party is an actual or potential party thereto), unless such compromise, consent or settlement involves only the payment of money damages for which the Indemnifying Party will indemnify the Indemnified Party hereunder. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnifying Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred in such participation by the Indemnified Party after the assumption of the defense by the Indemnifying Party in accordance with the terms of this Agreement; provided, however, that the Indemnified Parties collectively shall be entitled to employ one firm or separate counsel (plus local counsel if appropriate) to represent the Indemnified Parties if, in the opinion of counsel to each Indemnified Party seeking to employ such separate counsel, a conflict of interest between such Indemnified Party or Parties and the Indemnifying Party exists in respect of such claim and in each such event, the fees, costs and expenses of one such firm or separate counsel (plus one local counsel per jurisdiction if appropriate) shall be paid in full by the Indemnifying Party. If the Indemnifying Party has not elected to assume the defense of a Third Party Claim within the Notice Period, the Indemnified Party may defend and settle the claim for the account and cost of the Indemnifying Party; provided, that the Indemnified Party will not settle the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate with the Indemnifying Party and, subject to obtaining proper assurances of confidentiality and privilege, shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 6.5    *** Survival.
(a)    ***
(b)    The representations and warranties of the Parties contained in this Agreement shall survive the Closing for the period set forth in this Section 6.5(b). All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on ***, it being understood that in the event that notice of any claim for indemnification under this Article VI has been given pursuant to Section 6.4 within the applicable survival period, the representations and warranties that are the subject of such indemnification claim (and the right to pursue such claim) shall survive with respect to such claim until such time as such claim is finally resolved. Any claim for a breach of a representation or warranty must be delivered prior to the expiration of the applicable survival term set forth in this Section 6.5(b). It is the intention of the Parties that the survival periods and termination date set forth in this Section 6.5(b) supersede a statute of limitation applicable to such representations and warranties or claim with respect thereof other than in the case of fraud. No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.
ARTICLE VII

TERMINATION
Section 7.1    Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:
(a)    by mutual written consent of DISH and EchoStar;
(b)    by either DISH or EchoStar, by giving written notice of such termination to the other Party, if (i) the Closing shall not have occurred on or prior to the close of business on March 31, 2017 (the “Termination Date”), or (ii) any of the conditions set forth in Section 5.1 (Mutual Conditions to Closing) shall have become incapable of satisfaction, provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of a condition to the consummation of the Closing Transactions;
(c)    by EchoStar if there has been a breach of any representation, warranty, covenant or agreement made by any of the DISH Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that Section 5.3(a) (Representations and Warranties of the DISH Parties) or Section 5.3(b) (Performance of Obligations and Agreements by the DISH Parties) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by EchoStar to DISH and (ii) the Termination Date; or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(d)    by DISH if there has been a material breach of any representation, warranty, covenant or agreement made by any of the EchoStar Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that Section 5.2(a) (Representations and Warranties of the EchoStar Parties) or Section 5.2(b) (Performance of Obligations and Agreements by the EchoStar Parties) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by DISH to EchoStar and (ii) the Termination Date.
Section 7.2    Procedure Upon Termination. In the event of termination by DISH or EchoStar, or both, pursuant to Section 7.1, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate, and each of the Pre-Closing Restructuring and Closing Transactions shall be abandoned, without further action by DISH or EchoStar.
Section 7.3    Effect of Termination.
(a)    In the event that this Agreement is validly terminated in accordance with Sections 7.1 and 7.2, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the other Parties, and each exhibit hereto and each Transaction Document shall be deemed null and void ab initio; provided, that the obligations of the Parties set forth in this Section 7.3, Section 4.6 (Confidentiality), Section 4.8 (Publicity) and Article VIII (Miscellaneous) hereof shall survive any such termination and shall be enforceable hereunder.
(b)    Nothing in this Section 7.3 shall relieve any of the Parties of any liability for a material breach of any of its covenants or agreements or material breach of its representations and warranties contained in this Agreement or any Transaction Document executed prior to or on the date hereof prior to the date of termination. The damages recoverable by the non-breaching Party shall include all attorneys’ fees reasonably incurred by such Party in connection with the Closing Transactions.
ARTICLE VIII

MISCELLANEOUS
Section 8.1    Notices. All notices required or permitted to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address(es) or fax number(s) as such Party may have substituted by written notice to the other Parties. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

If to EchoStar, EB Holdco, or prior to the Closing, to EB Splitco, ET Splitco or ETLLC:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado
Attention: Chief Financial Officer
Fax number: ***

with a required copy (which shall not itself constitute proper notice) to:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado
Attention: General Counsel
Fax number: ***

If to any DISH Party, or, following the Closing, to EB Splitco, ET Splitco or ETLLC:
DISH Network L.L.C.
9601 South Meridian Blvd.
Englewood, Colorado 80112
Attention: Executive Vice President, Corporate Development
Fax number: ***

with a required copy (which shall not itself constitute proper notice) to:
DISH Network L.L.C.
9601 South Meridian Blvd.
Englewood, Colorado 80112
Attention: Executive Vice President, General Counsel and Secretary
Fax number: ***

or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Section 8.2    Amendment; Waiver.
(a)    This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties.
(b)    No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any Party to exercise, and no delay by any Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.
Section 8.3    Counterparts; Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Each Party acknowledges that it and the other Parties may execute this Agreement by facsimile, stamp or pdf signature. Each Party expressly adopts and confirms each such facsimile, stamp or pdf signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).
Section 8.4    Assignment and Binding Effect. No Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, permitted transferees and permitted assigns.
Section 8.5    Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreement and the Schedules and Exhibits hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the Parties with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.
Section 8.6    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties. In the event the Parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.
Section 8.7    Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.
Section 8.8    No Third Party Beneficiaries. Except as provided in Section 6.4 of this Agreement, (a) the provisions of this Agreement and the other Transaction Documents are solely for the benefit of the Parties and their respective successors and permitted assigns and are not intended to confer upon any Person, except the Parties and their respective successors and permitted assigns, any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement or the other Transaction Documents, and this Agreement and the other Transaction Documents shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
Section 8.9    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.
Section 8.10    Expenses. Except as otherwise expressly provided in the Transaction Documents, each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution, amendment or modification of this Agreement and the other Transaction Documents and the consummation of the Closing Transactions.
Section 8.11    Dispute Resolution.
(a)    Agreement to Resolve Disputes. Except as otherwise specifically provided in this Agreement or in another Transaction Document, the procedures for discussion, negotiation and dispute resolution set forth in this Section 8.11 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the Closing Transactions (including all actions taken in furtherance of the Closing Transactions on or prior to the date hereof). Each Party agrees that the procedures set forth in this Section 8.11 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any action or proceeding in or before any Governmental Authority, except as otherwise required by Applicable Law.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(b)    Dispute Resolution; Mediation.
(i)    Any Party may commence the dispute resolution process of this Section 8.11(b) by giving the applicable Party written notice (a “Dispute Notice”) of any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (a “Dispute”) which has not been resolved in the normal course of business. The Parties shall attempt in good faith to resolve any Dispute by negotiation between executives of each Party (“Senior Party Representatives”) who have authority to settle the Dispute and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement. *** after delivery of the Dispute Notice, the receiving Party shall submit to the delivering Party a written response (the “Response”). The Dispute Notice and the Response shall include (A) a statement setting forth the position of the Party giving such notice and a summary of arguments supporting such position and (B) the name and title of such Party’s Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the Parties will attempt to settle the Dispute. *** after the delivery of the Dispute Notice, the Senior Party Representatives of the applicable Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. The Parties shall cooperate in good faith with respect to any reasonable requests for exchanges of information regarding the Dispute or a Response thereto.
(ii)    If the Dispute has not been resolved *** after delivery of the Dispute Notice, or if the Parties fail to meet *** after delivery of the Dispute Notice as hereinabove provided, the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 8.11(b) before resorting to arbitration contemplated by Section 8.11(c) or any other dispute resolution procedure that may be agreed by the Parties.
(iii)    All negotiations, conferences and discussions pursuant to this Section 8.11(b) shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.
(iv)    Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the CPR Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes in effect on the date of this Agreement by a mediator mutually selected by the Parties.
(v)    *** after the mediator has been selected as provided above, the Parties and their respective attorneys shall meet with the mediator for one mediation session, it being agreed that each Party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, the DISH Parties

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

or the EchoStar Parties, as the case may be, may give the other and the mediator a written notice declaring the mediation process at an end.
(vi)    Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.
(c)    Arbitration.
(i)    Subject to Section 8.11(c)(ii), if the Dispute has not been resolved by the dispute resolution process described in Section 8.11(b), the Parties agree that any such Dispute shall be settled by binding arbitration before the American Arbitration Association (“AAA”) in Denver, Colorado pursuant to the Commercial Rules of the AAA. Any arbitrator(s) selected to resolve the Dispute shall be bound exclusively by the laws of the State of New York without regard to its choice of law rules. Any decisions of award of the arbitrator(s) will be final and binding upon the Parties and may be entered as a judgment by the Parties. Any rights to appeal or review such award by any court or tribunal are hereby waived to the extent permitted by Applicable Law.
(ii)    Any Dispute regarding the following is not required to be negotiated or mediated prior to seeking relief from an arbitrator: (i) breach of any obligation of confidentiality; and (ii) any other claim where interim relief from the arbitrator is sought to prevent serious and irreparable injury to one of the Parties. However, the Parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such arbitration is pending.
(iii)    Costs of the arbitration shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.
(d)    Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 8.11 with respect to all matters not subject to such Dispute.
Section 8.12    Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of DISH or EchoStar or any of their Affiliates, in its capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement and, to the fullest extent legally permissible, each of DISH and EchoStar, for itself and its respective stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to Applicable Law.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ARTICLE IX

DEFINITIONS
Section 9.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1:
“Action” means any demand, action, suit, counter suit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.
“Affiliate” means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under common control with that Person; it being understood that for purposes of the Transaction Documents (except as provided in Section 6.1 (Indemnification Obligations of EchoStar) of this Agreement), none of DISH, the DISH Parties or any other Subsidiaries of DISH will be considered an Affiliate of any EchoStar Party or any other Subsidiaries of EchoStar, and (except as provided in Section 6.2 (Indemnification Obligations of DISH) of this Agreement) none of the EchoStar Parties or any other Subsidiaries of EchoStar will be considered an Affiliate of DISH, any DISH Party or any other Subsidiaries of DISH.
“Anti-Money Laundering Laws” means all applicable anti-money laundering laws, rules and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act.
“Applicable Law” means any applicable federal, state, local or foreign law, rule, regulation, ordinance, code, directive, order, writ, injunction, decree, judgment, award, determination, direction or demand, authorization or treaty of any Governmental Authority and any relevant final administrative or judicial precedent interpreting or applying the foregoing.
“Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:
(i)    all accounting and other books, records, systems and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form or medium;
(ii)    all IT Assets, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tools, prototypes and models and other tangible personal property, wherever located that are owned or leased by the Person, together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(iii)    all inventories, wherever located, including all finished goods, (whether or not held at any location or facility or in transit), work in process, raw materials, spare parts and all other materials and supplies to be used or consumed in the production of finished goods;
(iv)    all interests in any land and improvements and all appurtenances thereto;
(v)    all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;
(vi)    all license agreements, leases of personal property, including satellites, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;
(vii)    all deposits, escrow accounts and prepaid expenses, letters of credit and performance and surety bonds, claims for refunds and rights of set-off in respect thereof;
(viii)    all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses whether prepared by Affiliates, by consultants or other third parties;
(ix)    all Intellectual Property;
(x)    all licenses, covenants not to sue and other rights to any third party Intellectual Property;
(xi)    all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;
(xii)    all trade accounts and notes receivable and other rights to payment from customers and (a) all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or otherwise disposed of or services rendered to customers, (b) all other accounts and notes receivable and all security for such accounts or notes and (c) any claim, remedy or other right relating to any of the foregoing;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(xiii)    all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;
(xiv)    all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution, including insurance proceeds; and
(xv)    all Permits.
“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which covers (and only to the extent of such coverage) any Transferred Employee. Benefit Plans include, but are not limited to, ERISA Plans, employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.
“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in New York, New York, or any other day on which commercial banks in that location are authorized by Applicable Law or governmental decree to close.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Communications Act” means the Communications Act of 1934 and the Telecommunications Act of 1996, in each case as amended from time to time, and all rules and regulations promulgated thereunder.
“Consents” means any consents, waivers, approvals, or notification requirements, including those in connection with the Required Governmental Applications.
“Contract” means any agreement, lease, license, contract, note, bond, mortgage, indenture or other instrument or obligation, in each case whether written or oral.
“Control” and its correlative meanings “controlling” and “controlled” means the possession, direct or indirect, or the power to direct or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Corporate Documents” means, with respect to any entity, such entity’s articles or certificate of incorporation, by-laws, memorandum and articles of association, limited liability company agreement or partnership agreement, as applicable, and any other organizational documents of such entity.
“Data Centers” means, collectively, the data centers situated on the Owned Sites and the Leased Sites.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“DISH Parties” means DISH, DNLLC and DOLLC.
“EB Business” means (i) EchoStar’s business of providing online video delivery and satellite video delivery for broadcasters and pay-TV operators, including satellite uplinking/downlinking, transmission services, signal processing, conditional access management, and other services, primarily to DISH Network and Dish Mexico, principally located in Cheyenne, Wyoming and Gilbert, Arizona and (ii) the business operations, revenues, billings and operating activities primarily related to clause (i) above.
“EB Business Contracts” means the written Contracts to which EchoStar or any member of the EchoStar Group is a party or by which it or any of the EB Transferred Assets is bound which constitute Contracts that are: (i) used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the EB Business as currently owned, operated and conducted or relating primarily to the EB Business as currently owned, operated or conducted or (ii) otherwise expressly contemplated pursuant to this Agreement or any of the Transaction Documents to be assigned to EB Splitco or any member of the EB Group.
***
***
“EB EMA Assumed Liabilities” means the employee-related Liabilities with respect to the EB Business (or the ownership of the EB Transferred Assets) to be assumed by DISH and DNLLC pursuant to the Employee Matters Agreement.
“EB EMA Excluded Liabilities” means the employee-related Liabilities with respect to the EB Business to be retained by EchoStar pursuant to the Employee Matters Agreement.
“EB Employee” shall have the meaning ascribed to it in the Employee Matters Agreement.
“EB Group” means EB Splitco and each Subsidiary of EB Splitco immediately after the consummation of the Pre-Closing Restructuring.
***
***
“EchoStar Group” means EchoStar and each Subsidiary of EchoStar immediately after the consummation of the Pre-Closing Restructuring (other than any member of the EB Group or the ET Group).

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“EchoStar Parties” means EchoStar, EB Holdco, EB Splitco, ET Splitco and ETLLC.
***
“Employee Matters Agreement” means the Employee Matters Agreement substantially in the form attached hereto as Exhibit B.
“Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, Permit or requirement of any relevant Governmental Authority relating to: (A) the protection, investigation or restoration of the environment, health (to the extent health relates to exposure to Hazardous Substances), safety (to the extent safety relates to exposure to Hazardous Substances), or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C)  indoor air, employee exposure to Hazardous Substances, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.
“Environmental Liabilities” means all Liabilities under (1) any applicable Environmental Law or (2) any applicable Contract relating to environmental matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations, in each case, related to such Liabilities described in (1) and (2) above) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA.
“ET Business” means the business segment of EchoStar that (i) designs, develops and distributes secure end-to-end video technology solutions including digital set-top boxes and related products and technology, primarily for satellite TV service providers and telecommunication companies, (ii) provides TV Anywhere technology through Slingbox® units directly to consumers via retail outlets and online, as well as to the pay-TV operator market, (iii) includes Move Networks, an over-the-top, Streaming Video on Demand platform business, which includes Assets acquired from Sling TV Holding L.L.C. (formerly DISH Digital Holding L.L.C.) and primarily provides support services to DISH Network’s Sling TV™ operations and (iv) the business operations, revenues, billings and operating activities primarily related to clauses (i) through (iii) above.
“ET Business Contracts” means the written Contracts to which EchoStar or any member of the EchoStar Group is a party or by which it or any of the ET Transferred Assets is bound which constitute Contracts that are: (i) used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the ET Business as currently owned, operated and conducted or relating primarily to the ET Business as currently owned, operated or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

conducted or (ii) otherwise expressly contemplated pursuant to this Agreement or any of the Transaction Documents to be assigned to ET Splitco or any member of the ET Group.
***
***
“ET EMA Assumed Liabilities” means the employee-related Liabilities with respect to the ET Business (or the ownership of the ET Transferred Assets) to be assumed by DISH and DNLLC pursuant to the Employee Matters Agreement.
“ET EMA Excluded Liabilities” means the employee-related Liabilities with respect to the ET Business to be retained by EchoStar pursuant to the Employee Matters Agreement.
“ET Employee” shall have the meaning ascribed to it in the Employee Matters Agreement.
“ET Group” means ET Splitco and each Subsidiary of ET Splitco immediately after the consummation of the Pre-Closing Restructuring.
***
***
“Exchange Act” means the United States Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.
“FCC” means the United States Federal Communications Commission or any bureau or subdivision thereof acting under delegated authority.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
***
***
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; and (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, toxic mold, radioactive material or radon.
“Hughes Retail Group” means the residential retail satellite broadband business of EchoStar’s Hughes segment, including certain operations, assets and liabilities attributed to such business.
“Indebtedness” of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest in respect of (A) all Liabilities of such Person for money borrowed, whether current or funded, secured or unsecured, and (B) all Liabilities evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Liabilities of such Person in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities); (iv) all Liabilities for the reimbursement of any obligor under any drawn letter of credit or performance bond that is subject to an actual demand, or other similar agreement or credit transaction securing obligations of a type described in clauses (i) through (iii) above to the extent of the obligation secured; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (iv) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).
“Intellectual Property” means all intellectual property or proprietary rights arising from or in respect of the following in any jurisdiction in the world: (i) all patents and utility models of any kind, patent applications, including provisional applications, statutory invention registrations and invention disclosures, and all related continuations, continuation-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, Internet domain names, uniform resource locators, and corporate names, in each case whether or not Registered, and together with the common law rights and goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (iii) copyrights in and to published and unpublished works of authorship, in each case whether or not Registered or sought to be Registered, together with all common law rights and moral rights therein, and any applications and registrations therefor, including extensions, renewals, restorations, derivatives, and reversions; (iv) rights in trade secrets and other legally recognized rights in and to confidential information, proprietary information, inventions, discoveries, and know-how (collectively, “Trade Secrets”); (v) mask work rights; (vi) any of the foregoing rights in Technology; and (vi) other similar types of proprietary or intellectual property rights recognized under Applicable Law.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Intellectual Property and Technology License Agreement” means the Intellectual Property and Technology License Agreement substantially in the form attached hereto as Exhibit A.
“IT Assets” means computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.
“Leased Sites” means the leased real property primarily related to the EB Business or the ET Business listed on Schedule 9.1 (and any rights associated therewith), including any fixtures attached to such real property and all structures, facilities and improvements located thereon, or attached or appurtenant thereto with respect to which EchoStar or any of its Subsidiaries has a leasehold interest.
“Legal Proceeding” means any judicial, administrative or arbitral action, suit, proceeding (public or private) or investigation by or before a Governmental Authority.
“Liability” means, with respect to any Person, any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration covenants, Contracts, controversies, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, joint or several, whenever arising, and including those arising under any Applicable Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys’ fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions) or order of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any Contract, in each case, whether or not recorded or reflected or otherwise disclosed or required to be recorded or reflected or otherwise disclosed, on the books and records or financial statements of any Person.
“Lien” means any mortgage, pledge, hypothecation, security interest, lien, license, covenant not to sue, charge, option, assignment or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way, restriction (whether on voting, sale, transfer, disposition, use or otherwise), right, lease and other encumbrance on title to real or personal property (whether or not of record), whether voluntary or imposed by Applicable Law, and any agreement to give any of the foregoing.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” (as such terms are commonly understood in the software industry) or any other code designed to have any of the following functions: (i) disrupting, disabling or harming the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file, in each case, without authorization and without the applicable user’s consent; provided, that “Malicious Code” excludes code that enables or provides security, support, and maintenance functionality.
“Material Adverse Effect” means (a) any event, change, occurrence, condition or effect that would reasonably be likely to have a material adverse effect on the business, financial condition, assets, properties or results of operations of (1) EchoStar and its Subsidiaries taken as a whole, (2) the EB Business and EB Transferred Assets taken as a whole, or (3) the ET Business and ET Transferred Assets taken as a whole or (b) any event, change, occurrence, condition or effect that would reasonably be likely to prevent, materially delay or materially impair the consummation of the Pre-Closing Restructuring or the Closing Transactions, except, in the case of clause (a), any such event, change, occurrence, condition or effect to the extent resulting from, arising out of or relating to:
(i)    general changes or developments in any of the industries in which EchoStar or its Subsidiaries operate;
(ii)    changes in global, national or regional political conditions (including the outbreak or escalation of war (whether or not declared) or acts of terrorism) or in general economic, business, regulatory, political or market conditions or in national or global financial markets;
(iii)    ***
(iv)    any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;
(v)    ***
(vi)    ***
(vii)    any action expressly required or expressly permitted by this Agreement or any other Transaction Document (other than the Pre‑Closing Restructuring or the obligations set forth in Section 4.2(a) (Conduct of the Business Pending Closing));

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(viii)    any changes in Applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof;
(ix)    *** or
(x)    any natural or man-made disaster or acts of God;
provided, further, however that, with respect to clauses (i), (ii), (iv), (viii) and (x) such change, event, circumstance or development does not disproportionately adversely affect EchoStar and its Subsidiaries compared to other companies operating in the industries in which EchoStar and its Subsidiaries operate.
“Material Contract” means any EB Business Contract or ET Business Contract:
(i)    that is with any Governmental Authority, except for Contracts entered into in the Ordinary Course of Business;
(ii)    involving future payments, performance or services or delivery of goods or materials to or by EchoStar or any of its Subsidiaries of any amount or value reasonably expected to exceed *** in any future ***;
(iii)    for the sale of any Assets other than in the Ordinary Course of Business;
(iv)    relating to any acquisition to be made by EchoStar or any of its Subsidiaries of any operating business or the capital stock of any other Person;
(v)    relating to the incurrence of any material Indebtedness, or the making of any material loans by any member of the EchoStar Group;
(vi)     providing for severance, retention, change in control or other similar payments by any of EchoStar or any of its Subsidiaries;
(vii)    relating to the engagement, retention or employment of any Person as a consultant, contractor or in a similar role and providing for annual or annualized payments in excess of ***;
(viii)    that purport to bind DISH or any of its Affiliates (other than EB Group or the ET Group) after the Closing Date or that would give rise to any rights or obligations of any member of the EB Group or the ET Group or any third party by virtue of the identity of DISH or any of its Affiliates as the acquiror of the ET Splitco Shares or the EB Splitco Shares;
(ix)    relating to any lease of real or personal property involving future payments to or by EchoStar or any of its Subsidiaries of any amount or value reasonably expected to exceed *** in any future ***;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(x)    (A) granting to EchoStar or any of its Subsidiaries a license, covenant not to sue or other right under any Intellectual Property (excluding Contracts for commercial off‑the‑shelf computer software that are generally available on non‑discriminatory pricing terms which have an aggregate acquisition cost *** or less) or (B) granting to any third party a license, covenant not to sue or other right under any Separated IP Assets;
(xi)    evidencing any agreement for indemnification, except for Contracts entered into in the Ordinary Course of Business;
(xii)    evidencing any partnership, operating, joint venture, profit sharing, collaboration or other similar contract or arrangement;
(xiii)    containing non-competition or exclusivity covenants, or any other covenants limiting the freedom of EchoStar or any of its Subsidiaries to compete in any line of business or in any geographic area, or to provide any product or service, or that otherwise restricts EchoStar’s or any of its Subsidiaries’ (or, after the Closing, DISH’s or its Affiliates’) ability to compete, to solicit, hire or solicit business from any Person, and any Contract that could require the disposition of any material assets or line of business (or, after the Closing, DISH or its Affiliates);
(xiv)     containing a put, call, right of first refusal, right of first offer or comparable right pursuant to which EchoStar or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests in or assets (in the case of assets, having a purchase price in excess of ***) of any Person, or a standstill or comparable agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person;
(xv)    containing a “most favored nation” provision or a limitation on price increases or granting any third party the exclusive right to develop, market, sell or distribute any of EchoStar’s or any of its Subsidiaries products or services or to provide any products or services to EchoStar or any of its Subsidiaries, in each case only to the extent that any of the foregoing relate primarily to the ownership, operation or conduct of the EB Business or the ET Business; or
(xvi)    evidencing any agreement for settlement pursuant to which any member of the EB Group or the ET Group is obligated to (A) pay any amounts after the date of this Agreement, (B) provide any injunctive relief, (C) take any action or refrain from taking any action after the date of this Agreement or (D) admit liability, fault or negligence.
“OFAC” means the United States Department of Treasury’s Office of Foreign Assets Control.
“Open Source License” means any license identified as an open source license by the Open Source Initiative (www.opensource.org/) that conditions the distribution of certain Software on (i) the disclosure, licensing or distribution of any source code for any portion of such Software, or (ii) the granting to licensees of the right to make derivative works or other modifications to such Software, (iii) the licensing under terms that allow the Software or portions thereof or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law), or (iv) redistribution of such Software at no license fee.
“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (in each case, whether temporary, preliminary or permanent) of a Governmental Authority.
“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations consistent with past practice.
“Owned Sites” means the owned real property primarily related to the EB Business or the ET Business listed on Schedule 9.1, including any fixtures attached to such real property and all structures, facilities and improvements located thereon, or attached or appurtenant thereto.
“Permits” means any franchise, license (including radio and similar licenses), authorization, consent, permit, certificate, waiver, approval, qualification or registration of, with or from any Governmental Authority, including the FCC.
“Permitted Liens” means (i) Liens for Taxes that are not yet due and payable, and Liens for current Taxes that are being contested in good faith by appropriate proceedings, (ii) non‑exclusive licenses of Intellectual Property granted prior to the Closing and in the Ordinary Course of Business, including as set forth in the Material Contracts, (iii) Liens of landlords, lessors, carriers, warehousemen, employees, mechanics and materialmen and other like Liens arising in the Ordinary Course of Business of EchoStar and its Subsidiaries (or Liens against any landlord’s or lessor’s interest in any Leased Site that do not affect the operations of the EB Business and the ET Business), (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any real property made prior to Closing, (v) easements, rights of way, restrictive covenants, encroachments, zoning, building code or planning ordinances or regulations, and other similar encumbrances affecting real property and (vi) other imperfections of title or Liens that, in the case of subclauses (ii)-(vi), individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value or use of any of the properties or Assets of EchoStar and its Subsidiaries.
“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, proprietorship, Governmental Authority or other entity, association or organization of any nature, however and wherever organized or constituted (whether or not having a separate legal personality).
“Personally Identifiable Information” means any information that alone or in combination with other information held by EchoStar or any of its Subsidiaries can be used to specifically identify an individual person and any individually identifiable health information.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Potential Transferred Employee” shall have the meaning ascribed to it in the Employee Matters Agreement.
“Registered” means issued by, registered with or the subject of a pending application before any Governmental Authority or Internet domain name registrar.
“SEC” means the United States Securities and Exchange Commission, or any successor agency of the federal government.
“Securities Act” means the United States Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.
***
“Software” means any and all (i) computer applications, programs and other software, including any and all operating software, network software, firmware, software implementations of algorithms, middleware, design software, models and methodologies, whether in source code or object code, systems and networks; (ii) Internet sites, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, design tools, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation and media relating thereto.
“Subsidiary” means, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.
“Tax” or “Taxes” shall have the meaning ascribed to it in the Tax Matters Agreement.
“Tax Matters Agreement” means the Tax Matters Agreement substantially in the form attached hereto as Exhibit C.
“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, technical data, specifications, processes, apparatuses, improvements, and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Tracking Stock” means, collectively, the EchoStar Tracking Stock and the HSSC Tracking Stock.
“Transaction Documents” means the following documents:
(i)    this Agreement;
(ii)    the Intellectual Property and Technology License Agreement;
(ii)    the Employee Matters Agreement;
(iv)    the Tax Matters Agreement;
(v)    the Amended Professional Services Agreement, in the form agreed to by DISH and EchoStar; and
(vi)    the Transition Services Agreement(s), in the form agreed to by DISH and EchoStar, if any.
“Transfer Date” shall have the meaning ascribed to it in the Employee Matters Agreement.
“Transferred Employees” shall have the meaning ascribed to it in the Employee Matters Agreement.
“Transferred Sites” means the Leased Sites and the Owned Sites.
Section 9.2    Terms Defined Elsewhere in This Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
AAA	Section 8.11(c)(i)
Agreement	Preamble
Amended Professional Services Agreement	Section 4.4(c)
Anti-Corruption Laws	Section 3.1(i)(iii)
***	***
Asset Conveyance Instruments	Section 1.4(e)
Closing	Section 2.1
Closing Date	Section 2.1
Closing Transactions	Section 2.2
Confidential Information	Section 4.6(b)
Confidentiality Agreement	Section 4.6(a)
Deductible	Section 6.3
DISH	Preamble
DISH Confidential Information	Section 4.6(b)

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Term	Section
DISH Indemnified Persons	Section 6.1
Dispute	Section 8.11(b)(i)
Dispute Notice	Section 8.11(b)(i)
DNLLC	Preamble
DOLLC	Preamble
EB Assumed Liabilities	Section 1.5(a)
EB Excluded Liabilities	Section 1.5(b)
***	***
EB Holdco	Preamble
EB Retained Assets	Section 1.4(b)
EB Splitco	Preamble
EB Splitco Common Stock	Recitals
EB Splitco Shares	Recitals
EB Transferred Assets	Section 1.4(a)
EchoStar	Preamble
EchoStar Confidential Information	Section 4.6(b)
EchoStar Credit Support Obligations	Section 4.5
EchoStar Disclosure Letter	Section 3.1
***	***
EchoStar Indemnified Persons	Section 6.2
EchoStar Related Party	Section 3.1(r)
EchoStar Reports	Section 3.1(g)(i)
EchoStar Tracking Shares	Recitals
EchoStar Tracking Stock	Recitals
ET Assumed Liabilities	Section 1.5(c)
ET Excluded Liabilities	Section 1.5(d)
***	***
ET Retained Assets	Section 1.4(d)
ET Splitco	Preamble
ET Splitco Common Stock	Recitals
ET Splitco Shares	Recitals
ET Transferred Assets	Section 1.4(c)
ETLLC	Preamble
HSSC	Preamble
HSSC Tracking Shares	Recitals
HSSC Tracking Stock	Recitals
Indemnified Party	Section 6.4
Indemnifying Party	Section 6.4
Losses	Section 6.1
Notice Period	Section 6.4
Party, Parties	Preamble

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Term	Section
Patents	Section 9.1 (in Intellectual Property definition)
Pre-Closing Restructuring	Section 1.3
Required Governmental Applications	Section 4.3(d)
Required Governmental Notices	Section 4.3(d)
Response	Section 8.11(b)(i)
Sanctions	Section 3.1(i)(iv)
Senior Party Representatives	Section 8.11(b)(i)
Separated IP Assets	Section 3.1(k)(ii)
Separated IT Assets	Section 3.1(k)(vii)
Separated Registered IP Assets	Section 3.1(k)(i)
Significant EchoStar Subsidiaries	Section 3.1(a)
Takeover Statute	Section 3.1(t)
Termination Date	Section 7.1(b)
Third Party Claim	Section 6.1
Trade Secrets	Section 9.1 (in Intellectual Property definition)
Transferred Real Property Leases	Section 3.1(q)(i)
Transition Services Agreement	Section 4.4(c)

Section 9.3    Other Definitional and Interpretive Matters. For all purposes of this Agreement, except as otherwise expressly provided:
(a)    Words importing the singular number or plural number include the plural number and singular number respectively;
(b)    Words importing the masculine gender include the feminine and neuter genders and vice versa;
(c)    All references to a given agreement, instrument or other document are references to that agreement, instrument or other document as modified, amended, supplemented and restated from time to time (but only if such modification, amendment, supplement or restatement is permitted pursuant hereto or pursuant to such agreement, instrument or other document);
(d)    Any reference to a statute includes, and is deemed to be, a reference to such statute and to the rules, regulations, ordinances, interpretations, policies and guidance made pursuant thereto, and all amendments made to such statute and other such implementing provisions and enforced from time to time, and to any statute or other implementing provisions subsequently passed or adopted having the effect of supplementing or replacing such statute or such other implementing provisions;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(e)    References herein to “primarily” shall include “primarily” as well as any other standard that reflects a majority or more of the matter addressed, including "exclusively" or any similar term.
(f)    References herein to “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation;”
(g)    References herein to “$,” “USD” or “dollars” means lawful currency of the United States of America;
(h)    Reference in this Agreement to “herein,” “hereby,” “hereof” or “hereunder,” or any similar formulation, will be deemed to refer to this Agreement;
(i)    Unless otherwise indicated, all references to time of day refer to Eastern Standard Time or Eastern Daylight Savings Time, as in effect in New York, New York on such day. For purposes of the computation of a period of time under this Agreement, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii)(A) the day of the act, event or default from which the designated period of time begins to run will be included, unless such period of time is denominated in Business Days and the day of the act, event or default is not a Business Day, in which event the period will begin on the next day that is a Business Day, and (B) the last day of the period so computed will not be included;
(j)    Subject to any applicable restrictions on assignment or other transfer in a Transaction Document, any references to a Person in such Transaction Document shall be deemed to be references to such Person’s successors, permitted transferees and permitted assigns from and after the effective date of the relevant succession, transfer or assignment;
(k)    The use of the term “shall,” “will” or “must” indicates a mandatory action and the use of the term “may” indicates a permissive action;
(l)    In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the parties in a Transaction Document, the terms and conditions contained in the Transaction Document shall prevail; and
(m)    The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[Signature pages follow]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

DISH NETWORK CORPORATION

By:
Name: W. Erik Carlson
Title: President and Chief Operating Officer

DISH NETWORK L.L.C.

By:
Name: W. Erik Carlson
Title: President and Chief Operating Officer

DISH OPERATING L.L.C.

By:
Name: W. Erik Carlson
Title: President and Chief Operating Officer

[Signature Page to Share Exchange Agreement]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ECHOSTAR CORPORATION

By:
Name: Dean A. Manson
Title: Executive Vice President, General Counsel and Secretary

ECHOSTAR TECHNOLOGIES HOLDING CORPORATION

By:
Name: Dean A. Manson
Title: President and Secretary and Treasurer

ECHOSTAR TECHNOLOGIES L.L.C.

By:
Name: Dean A. Manson
Title: Executive Vice President, General Counsel and Secretary

ECHOSTAR BROADCASTING HOLDING PARENT L.L.C.

By:	Echostar Corporation, as Sole Manager

By:
Name: Dean A. Manson
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Share Exchange Agreement]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

ECHOSTAR BROADCASTING HOLDING CORPORATION

By:
Name: Dean A. Manson
Title: President and Secretary and Treasurer

[Signature Page to Share Exchange Agreement]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.